Execution Counterpart

ASSET PURCHASE AGREEMENT

Dated as of April 28, 2006

Between

STARRETT ACQUISITION CORPORATION

TRU-STONE TECHNOLOGIES, INC.

ST. CLOUD INDUSTRIES, INC.

and

THE INDIVIDUALS PARTY HERETO

10014909_1

TABLE OF CONTENTS

1.  DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.

2.  PURCHASE AND SALE OF THE ASSETS.

2.1.

Description of Assets

2.2.

Excluded Assets

2.3.

Transaction Value.

2.4.

Payment of Transaction Value

2.5.

The Closing

2.6.

Working Capital Adjustment.

2.7.

Assumption of Certain Liabilities

2.8.

Retained Liabilities

2.9.

Purchase Price Allocation

3.  REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY.

3.1.

Organization

3.2.

Predecessors; Subsidiaries

3.3.

Power and Authorization.

3.4.

Authorization of Governmental Authorities

3.5.

Noncontravention

3.6.

Ownership; Debt.

3.7.

Financial Statements.

3.8.

Absence of Undisclosed Liabilities

3.9.

Absence of Certain Developments

3.10.

Inventories

3.11.

Assets.

3.12.

Accounts Receivables

3.13.

Real Property.

3.14.

Equipment

3.15.

Intellectual Property.

3.16.

Legal Compliance; Illegal Payments.

3.17.

Tax Matters.

3.18.

Employee Benefit Plans.

3.19.

Environmental Matters

3.20.

Contracts.

3.21.

Affiliate Transactions

3.22.

Customers and Suppliers

3.23.

Employees.

3.24.

Litigation; Governmental Orders.

3.25.

Product Warranties; Defects; Liability.

3.26.

Insurance

3.27.

No Brokers

3.28.

Disclosure

4.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

4.1.

Organization.

4.2.

Power and Authorization.

4.3.

Noncontravention.

4.4.

Title.

5.  REPRESENTATIONS AND WARRANTIES OF ST. CLOUD.

5.1.

Organization

5.2.

Power and Authorization

5.3.

Authorization of Governmental Authorities

5.4.

Noncontravention

5.5.

Title

5.6.

No Brokers

5.7.

Ownership

6.  REPRESENTATIONS AND WARRANTIES OF THE BUYER.

6.1.

Organization

6.2.

Power and Authorization

6.3.

Authorization of Governmental Authorities

6.4.

Noncontravention

6.5.

Financing

6.6.

No Brokers

7.  COVENANTS.

7.1.

Closing

7.2.

Operation of Business.

7.3.

Notices and Consents.

7.4.

Buyer’s Access to Premises; Information

7.5.

Notice of Developments

7.6.

Exclusivity

7.7.

Expenses.

7.8.

Confidentiality.

7.9.

Publicity

7.10.

Noncompetition and Nonsolicitation

7.11.

Further Assurances

7.12.

Change of Name

7.13.

Employees.

7.14.

Contract Assignment Procedure

7.15.

Debt

8.  CONDITIONS TO THE BUYER’S OBLIGATIONS AT THE CLOSING.

8.1.

Representations and Warranties

8.2.

Performance

8.3.

Assignment of Contracts

8.4.

Compliance Certificate

8.5.

Qualifications

8.6.

Absence of Litigation

8.7.

Consents, etc

8.8.

FIRPTA Certificate

8.9.

Proceedings and Documents

8.10.

Certain Agreements

8.11.

Financing

8.12.

Title Insurance Policy

8.13.

Employees

8.14.

No Material Adverse Change

8.15.

Legal Opinion

8.16.

UCC Termination

9.  CONDITIONS TO THE COMPANY’S OBLIGATIONS AT THE CLOSING.

9.1.

Representations and Warranties

9.2.

Performance

9.3.

Compliance Certificate

9.4.

Qualifications

9.5.

Absence of Litigation

9.6.

Consents, etc

9.7.

Proceedings and Documents

9.8.

Ancillary Agreements

9.9.

Legal Opinion

10.  TERMINATION.

10.1.

Termination of Agreement

10.2.

Effect of Termination

11.  INDEMNIFICATION.

11.1.

Indemnification for Representations and Warranties.

11.2.

Indemnification for Covenants and Certain Other Matters

11.3.

Indemnity by the Buyer.

11.4.

Monetary Limitations

11.5.

Time for Claims

11.6.

Third Party Claims.

11.7.

Limitations on Buyer’s Remedies

11.8.

Remedies Cumulative

12.  TAX MATTERS.

12.1.

Certain Taxes and Fees.

12.2.

Ad Valorem Taxes.

12.3.

Cooperation on Tax Matters

13.  MISCELLANEOUS.

13.1.

Notices

13.2.

Succession and Assignment; No Third-Party Beneficiary

13.3.

Amendments and Waivers

13.4.

Entire Agreement

13.5.

Schedules

13.6.

Counterparts

13.7.

Severability

13.8.

Headings

13.9.

Construction

13.10.

Governing Law

13.11.

Dispute Process.

13.12.

Consent to Jurisdiction

13.13.

Agreement to Enforce

13.14.

Specific Performance

13.15.

WAIVER OF JURY TRIAL

Exhibits

Exhibit A:

Escrow Agreement

Exhibit B:

Bill of Sale

Exhibit C:

Warranty Deed

Exhibit D:

Marks Assignment

Exhibit E:

Patent Assignment

Exhibit F:

Assumed Contracts

Exhibit 3.7:

Financial Statements

Exhibit 8.4:

Sellers’ Compliance Certificate

Exhibit 8.12:

Title Insurance Policy

Exhibit 9.3:

Buyer’s Compliance Certificate

10014909_1

-i-

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement dated as of April 28, 2006 (as amended or otherwise modified, the “Agreement”) is between Starrett Acquisition Corporation, a Delaware corporation (together with its successors-in-interest, the “Buyer”), Tru-Stone Technologies, Inc., a Minnesota corporation (the “Company”), St. Cloud Industries, Inc., a Minnesota corporation (“St. Cloud”) and each shareholder of St. Cloud that has signed this Agreement (the “Shareholders”, and together with the Company and St. Cloud, the “Sellers”).

RECITALS

WHEREAS, the Company is in the business of designing, developing, manufacturing, fabricating, processing, selling and distributing precision granite, ceramic, carbon fiber and other products and materials used in metrology applications, and related goods, services and technologies (together with any other business conducted by the Company as of the date hereof, the “Business”);

WHEREAS, St. Cloud is the direct record owner of all of the outstanding Equity Interests in the Company and the Shareholders are indirectly the record and beneficial owners of all of the outstanding Equity Interests in the Company;

WHEREAS, the Buyer desires to purchase from the Company, and the Company desires to sell to the Buyer, the Business in a transaction structured as a sale by the Company to the Buyer of the Assets (as hereinafter defined) in exchange for the Purchase Price (as hereinafter defined), on the terms and subject to the conditions described below in this Agreement; and

WHEREAS, in connection with such transfer each of the parties hereto agrees that effective immediately upon the Closing (as hereinafter defined), the Company will terminate the employment of, and the Buyer will offer employment to, employees who are employed and actively engaged in the Business as of the Closing; and

WHEREAS, as soon as practicable after the Closing (as hereinafter defined), the Buyer will change its name to “Tru-Stone Technologies, Inc.” and the Company will change its name to “FTS, Inc.”;

AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Buyer and the Sellers hereby agree as follows:

1.

DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.

As used herein, the following terms will have the following meanings:

“Action” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person at any time means, (a) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, (b) each Person who is at such time an officer or director of, or direct or indirect beneficial holder of at least 20% of any class of the Equity Interests of, such specified Person, (c) each Person that is managed by a common group of executive officers and/or directors as such specified Person, (d) the Members of the Immediate Family (i) of each officer, director or holder described in clause (b) and (ii) if such specified Person is an individual, of such specified Person and (e) each Person of which such specified Person or an Affiliate (as defined in clauses (a) through (d)) hereof will, directly or indirectly, beneficially own at least 20% of any class of Equity Interests at such time.

“Agreement” is defined in the Preamble.

“Ancillary Agreements” means the Escrow Agreement, Bill of Sale, Marks Assignment and Patent Assignment.

“Arbitrator” is defined in Section 13.11.1.

“Assets” is defined in Section 2.1.

“Assumed Liabilities” is defined in Section 2.7.

“Audited Closing Balance Sheet” is defined in Section 2.6.3.

“Audited Financials” is defined in Section 3.7.1(a).

“Barry” is defined in Section 11.1.2.

“Barry Beneficiaries” is defined in Section 11.1.2.

“Beneficiaries” is defined in Section 11.1.2.

“Business”  is defined in the Recitals.

“Business Day” means any weekday other than a weekday on which banks in Boston, Massachusetts or Minneapolis, Minnesota are authorized or required to be closed.

“Business Employees” is defined in Section 3.23.1.

“Buyer” is defined in the Preamble.

“Buyer Indemnified Person” is defined in Section 11.1.1.

“Closing” is defined in Section 2.5.

“Closing Balance Sheet” is defined in Section 2.6.2.

“Closing Date” is defined in Section 2.5.

“COBRA” is defined in Section 2.8.7.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commitment” is defined in Section 6.5.

“Company” is defined in the Preamble.

“Company’s Knowledge” means a particular fact or matter in question (i) is actually known to Marc J. Illies, and Larry Lautt (or actually known to Joseph J. Erkens only with respect to matters covered by Section 3.16.2, or actually known to Dennis S. Ethen only with respect to matters covered by Section 3.19), in each case, on or prior to the Closing, or (ii) is contained in reports, other documents or other written or electronic communications that were made available to, or otherwise brought to the attention of, the persons named in this paragraph, on or prior to the Closing.

“Company Plan” is defined in Section 3.18.1.

“Company Technology” means any and all Technology used or useful in connection with the Business and any and all Intellectual Property in any and all such Technology.

“Company Worker” is defined in Section 3.18.1.

“Compensation” means, with respect to any Person, all salaries, compensation, remuneration, bonuses or benefits of any kind or character whatever (including issuances or grants of Equity Interests), made directly or indirectly by the Company to such Person or Affiliates of such Person.

“Contemplated Transactions” means, collectively, the transactions contemplated by this Agreement, including (a) the sale and purchase of the Assets and (b) the execution, delivery and performance of the Ancillary Agreements.

“Contracts” is defined in Section 2.1.9.

“Contractual Obligation” means, with respect to any Person, any contract, purchase order, agreement, deed, mortgage, lease, license, commitment, promise, undertaking, arrangement or understanding, whether written or oral and whether express or implied, or other document or instrument (including any document or instrument evidencing or otherwise relating to any Debt) to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Current Liability Policies” is defined in Section 3.26.

“Debt” means, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) of such Person (a) for borrowed money (including overdraft facilities), (b) evidenced by notes, bonds, debentures or similar Contractual Obligations, (c) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business), (d) under capital leases (in accordance with GAAP), (e) in respect of letters of credit and bankers’ acceptances, (f) for Contractual Obligations relating to interest rate protection, swap agreements and collar agreements and (g) in the nature of Guarantees of the obligations described in clauses (a) through (f) above of any other Person.

“Disclosable Contract” is defined in Section 3.20.2.

“Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, license, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

“Enforceable” means, with respect to any Contractual Obligation stated to be Enforceable by or against any Person, that such Contractual Obligation is a legal, valid and binding obligation of such Person enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

“Environmental Laws” means any Legal Requirement relating to (a) releases or threatened releases of Hazardous Substances, (b) pollution or protection of public health or the environment or worker safety or health or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

“Equipment” is defined in Section 3.14.

“Equity Interests” means (a) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person and (b) any option, warrant, purchase right, conversion right, exchange rights or other Contractual Obligation which would entitle any Person to acquire any such interest in such Person or otherwise entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).

“ERISA” means the federal Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” is defined in Section 3.18.3.

“Escrow Agent” means Wells Fargo Bank Minnesota, N.A., as escrow agent under the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement, dated as of the Closing Date, by and among Buyer, the Company and the Escrow Agent, in the form attached hereto as Exhibit A.

“Escrow Amount” is defined in Section 2.4(b).

“Estimated Closing Balance Sheet” is defined in Section 2.6.1.

“Estimated Working Capital” is defined in Section 2.6.1.

“Excluded Assets” is defined in Section 2.2.

“Facilities” means any buildings, plants, improvements or structures located on the Real Property.

“Final Termination Date” is defined in Section 10.1(b).

“Financials” is defined in Section 3.7.1(c).

“Financing” is defined in Section 6.5.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Government Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.

“Governmental Authority” means any United States federal, state or local or any foreign government, or political subdivision thereof, or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body.

“Guarantee” means, with respect to any Person, (a) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or other Liability of any other Person, (b) any other arrangement whereby credit is extended to any obligor (other than such Person) on the basis of any promise or undertaking of such Person (i) to pay the Debt or other Liability of such obligor, (ii) to purchase any obligation owed by such obligor, (iii) to purchase or lease assets under circumstances that are designed to enable such obligor to discharge one or more of its obligations or (iv) to maintain the capital, working capital, solvency or general financial condition of such obligor and (c) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of Debt or other obligations of such partnership or venture.

“Guarantors” is defined in Section 11.1.2.

“Hazardous Substance” is defined in Section 3.19.

“Hunter” is defined in Section 11.1.2.

“Hunter Beneficiaries” is defined in Section 11.1.2.

“Indemnified Party” means, with respect to any Indemnity Claim, the party asserting such claim under Section 11.1, 11.2 or 11.3, as the case may be.

“Indemnifying Party” means, with respect to any Indemnity Claims, the Buyer Indemnified Person or the Seller Indemnified Person under Section 11.1, 11.2 or 11.3, as the case may be, against whom such claim is asserted.

“Indemnity Claim” means a claim for indemnity under Section 11.1, 11.2 or 11.3, as the case may be.

“Intellectual Property” means the entire right, title and interest in and to all proprietary rights of every kind and nature, including all rights and interests pertaining to or deriving from:

(a)

patents, copyrights, mask work rights, technology, know-how, processes, trade secrets, algorithms, inventions, works, proprietary data, databases, formulae, research and development data and computer software or firmware;

(b)

trademarks, trade names, service marks, service names, brands, trade dress and logos, and the goodwill and activities associated therewith;

(c)

domain names, rights of privacy and publicity, moral rights, and proprietary rights of any kind or nature, however denominated, throughout the world in all media now known or hereafter created;

(d)

any and all registrations, applications, recordings, licenses, common-law rights and Contractual Obligations relating to any of the foregoing; and

(e)

all Actions and rights to sue at law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions or other extensions of legal protections pertaining thereto.

“Interim Financials” is defined in Section 3.7.1(b).

“IRS” is defined in Section 3.18.2.

“Keith” is defined in Section 11.1.2.

“Keith Beneficiaries” is defined in Section 11.1.2.

“Key Employees” means each of Marc J. Illies, Joseph J. Erkens, Dale Shortell, Troy Olson, Dennis S. Ethen and Don Schirmers.

“Legal Requirement” means any United States federal, state or local or foreign law, statute, ordinance, code, rule or regulation, or any Governmental Order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

“Lender” is defined in Section 6.5.

“Liability” means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.

“Liability Policies” is defined in Section 3.25.

“Licenses” is defined in Section 3.15.4.

“Losses” is defined in Section 11.1.1.

“Material Adverse Effect” means any change in, or effect on, the Business, operations, Assets, prospects or condition (financial or otherwise) of the Company which, when considered either individually or in the aggregate together with all other adverse changes or effects with respect to which such phrase is used in this Agreement, is, or is reasonably likely to be, materially adverse to the Business, operations, Assets, prospects or condition (financial or otherwise) of the Company, taken as a whole.

“Members of the Immediate Family” means, with respect to any individual, (a) such Person’s spouse, (b) each parent, brother, sister or child of such Person or such Person’s spouse, (c) the spouse of any Person described in clause (b) above, (d) each child of any Person described in clauses (a), (b) or (c) above, (e) each trust created solely for the benefit of one or more of the Persons described in clauses (a) through (d) above and (f) each custodian or guardian of any property of one or more of the Persons described in clauses (a) through (e) above in his capacity as such custodian or guardian.

“Monthly Financials” is defined in Section 3.7.1(c).

“Most Recent Balance Sheet” is defined in Section 3.7.1(a).

“Most Recent Balance Sheet Date” is defined in Section 3.7.1(a).

“Multiple Employer Plan” is defined in Section 3.18.3.

“Multiemployer Plan” is defined in Section 3.18.3.

“Ordinary Course of Business” means an action taken by any Person in the ordinary course of such Person’s business which is consistent with the past customs and practices of such Person (including past practice with respect to quantity, amount, magnitude and frequency, standard employment and payroll policies) which is taken in the ordinary course of the normal day-to-day operations of such Person.

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

 “Permits” means, with respect to any Person, any license, franchise, permit, consent, approval, right, privilege, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Authority or any other Person to which or by which such Person is subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Permitted Encumbrance” means (a) statutory Liens for current Taxes (including special assessments), not yet due and payable, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the Ordinary Course of Business, (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over any Real Property which are not violated in any material respect by the current use and operation of the Real Property, (d) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security, (e) covenants, conditions, restrictions, easements, encumbrances and other similar matters of record affecting title to but not adversely affecting current occupancy or use or value of the Real Property, including the Real Property Permitted Encumbrances listed in Schedule 3.13.1, and (f) restrictions on the transfer of securities arising under federal and state securities laws.

“Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind.

“Predecessor” is defined in Section 3.2.

“Products” is defined in Section 3.25.1.

“Real Property” is defined in Section 3.13.1.

“Representative” means, with respect to any Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Sellers” is defined in the Preamble.

“Seller Indemnified Person” is defined in Section 11.3.1.

“Shareholders” is defined in the Preamble.

“St. Cloud” is defined in the Preamble.

“Subsidiary” means, with respect to any specified person, any other Person of which such specified Person will, at the time, directly or indirectly through one or more Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, limited liability company, joint venture or similar interests or (c) be a general partner, managing member or joint venturer.

“Tax” or “Taxes” means (a) any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any assessment or other charge of any kind, including any interest, penalty, or addition thereto, whether disputed or not and (b) any liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another person’s taxes as a transferee or successor, by contract or otherwise.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, filed or required to be filed with a Governmental Authority responsible for Taxes, and including any amendment thereof.

“Technology” means all inventions, works, discoveries, innovations, know-how, information (including ideas, research and development, know-how, formulas, compositions, processes and techniques, data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation and manuals), computer software, firmware, computer hardware, integrated circuits and integrated circuit masks, electronic, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, works in process, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protectible or protected by patent, copyright, mask work right, trade secret law or otherwise, and all documents and other materials recording any of the foregoing.

“Termination Date” is defined in Section 10.1.

“Third Party Claim” is defined in Section 11.6.1.

“Title Insurer” is defined in Section 7.7.2.

“Transaction Expenses” is defined in Section 7.7.1.

“Transaction Value” is defined in Section 2.3.1(a).

“Transferred Employees” is defined in Section 7.13.

“Treasury Regulations” means the regulations promulgated under the Code.

“WARN Act” is defined in Section 7.13.7.

“Working Capital” means the difference between (x) the sum of accounts receivable, inventory and prepaid expenses, and (y) the sum of accounts payable and other accrued expenses, as determined in accordance with the Accounting Principles, and as is further defined in Section 2.6.1.

“Working Capital Statement” is defined in Section 2.6.2.

“Working Capital Target” means $2,793,000.

Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article, Exhibit or Schedule means a Section or Article of, or Schedule or Exhibit to this Agreement, unless another agreement is specified, (b) the word “including” will be construed as “including without limitation,” (c) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively and (e) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement.

2.

PURCHASE AND SALE OF THE ASSETS.

2.1.

Description of Assets.  The Company will sell to the Buyer, and the Buyer will purchase from the Company, on the terms and subject to the conditions contained herein, all of Sellers’ right, title and interest in and to all of the property and assets of the Company (collectively, the “Assets”), other than the Excluded Assets described in Section 2.2 below, free and clear of any Encumbrance.  The Assets to be so transferred will include:

2.1.1

all assets that are used or useful in the conduct of the Business as of the date hereof, including all such assets as constitute tangible personal property (such as machinery, equipment, control systems, inventories, raw materials, supplies, computer and office equipment, furniture, automobiles, trucks and tools) used or useful in connection with the conduct of the Business;

2.1.2

all accounts receivable and notes receivable of the Company;

2.1.3

all claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment which have arisen in connection with the conduct of the Business;

2.1.4

all of the Company’s rights in and with respect to insurance policies (including the insurance policies listed in Schedule 2.1.4), but excluding insurance policies associated with the provision of benefits under the Company Plans listed in Schedule 3.18;

2.1.5

all corporate, financial, computer and human resource books, records and systems;

2.1.6

all rights of the Sellers under all licenses, permits, authorizations, orders, registrations, certificates, approvals, consents and franchises used or useful in connection with the conduct of the Business or any pending applications relating to any of the foregoing;

2.1.7

all of the Sellers’ right, title and interest in and to all Company Technology, as well as any and all licenses and sublicenses granted in respect of such Technology and all rights thereunder, remedies against past and future infringements thereof and rights to protection of interest therein;

2.1.8

all customer, distributor, supplier and mailing lists used or useful in connection with the conduct of the Business;

2.1.9

all assignable rights of the Company under all Contractual Obligations identified in Schedule 2.1.9 (the “Contracts);

2.1.10

all rights to and in respect of any telephone numbers, websites, e-mail addresses and Internet domain names used in the Business (including the telephone numbers, websites, e-mail addresses and Internet domain names listed on Schedule 2.1.10);

2.1.11

all business and financial records, books, ledgers, files, plans, documents, correspondence, lists, plats, architectural plans, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records relating to the conduct of the Business whether written or electronically stored or otherwise recorded;

2.1.12

fee simple title to all real property, buildings thereon, together with improvements thereon and easements, rights-of-way, and other appurtenant rights thereto (such as appurtenant rights in and to public streets), including the real property and buildings at 1101 Prosper Drive, Waite Park, Minnesota;

2.1.13

all files relating to the Businesses stored at the Business’ location; provided, however, to the extent the information contained in these files is pertinent to any Retained Liabilities, Sellers shall be entitled to retain those files, and provide Buyer with copies to the extent relevant;

2.1.14

all of the Company’s right, title and interest to the motor vehicles used in the operation of the Business.  Set forth on Schedule 2.1.14 is a description of such motor vehicles, their vehicle identification numbers and whether or not they are owned or leased; and

2.1.15

all other assets of the Company of every kind and description, tangible or intangible, used in the operation of the Business, other than the Excluded Assets described in Section 2.2 below.

2.2.

Excluded Assets.  The following assets of the Company shall be excluded from the assets to be sold to the Buyer hereunder and, to the extent in existence on the Closing Date, the Sellers shall retain all of the Sellers’ right, title and interest in and to the following assets, properties and rights (collectively, the “Excluded Assets”);

2.2.1

the consideration delivered to the Company by Buyer pursuant to this Agreement;

2.2.2

all cash of the Business;

2.2.3

all rights in and with respect to the assets (including insurance policies) associated with all Company Plans; and

2.2.4

all assets described on Schedule 2.2.4.

2.3.

Transaction Value.

2.3.1

The total purchase price which the Buyer shall pay for the Assets and in consideration of the covenants of the Sellers contained herein is:

(a)

Nineteen million six hundred thousand dollars ($19,600,000) plus or minus, as applicable, any adjustment pursuant to Section 2.6 (such adjusted amount being referred to herein as the “Transaction Value”) and

(b)

the Buyer’s assumption of the Assumed Liabilities (as provided in Section 2.7).

2.4.

Payment of Transaction Value.  At the Closing, the Buyer shall pay the Transaction Value by wire transfer of immediately available funds as follows:

(a)

to such account or accounts as the Company specifies to the Buyer in writing at least three Business Days prior to the Closing, an amount sufficient to prepay in full all outstanding principal and accrued interest on all outstanding Debt of the Company (including all prepayment premiums and penalties and any fees and expenses associated with such prepayment);

(b)

to such account as specified by the Escrow Agent, an amount equal to $1,900,000 (“Escrow Amount”) to be held in accordance with the terms of the Escrow Agreement; and

(c)

the then-balance of the Transaction Value to such account or accounts as the Company specifies to the Buyer in writing at least three Business Days prior to the Closing and against delivery to the Buyer of deliverables described in Sections 2.5.1(a) and 2.5.1(b).

2.5.

The Closing.  Subject to satisfaction of the conditions set forth in Sections 8 and 9 which can be satisfied prior to the Closing, the purchase and sale of the Assets and the other Contemplated Transactions (the “Closing”) will take place at the offices of Leonard, Street and Deinard, Suite 2300, 150 South Fifth Street, Minneapolis, Minnesota, at 10:00 a.m. (local time) on April 28, 2006 (the “Closing Date”).

2.5.1

At the Closing:

(a)

The Company shall execute and deliver to the Buyer a Bill of Sale in substantially the form of Exhibit B and a Warranty Deed in substantially the form of Exhibit C and shall execute and deliver to the Buyer all such other instruments and documents of conveyance and assignment, as are reasonably requested by the Buyer to vest in the Buyer title to the Assets.

(b)

The Buyer and the Company shall execute and deliver to one another a Marks Assignment in substantially the form of Exhibit D and a Patent Assignment in substantially the form of Exhibit E.

(c)

The Buyer shall pay to the Company the Transaction Value as described in Section 2.4.

2.6.

Working Capital Adjustment.

2.6.1

Estimated Closing Balance Sheet.  Not later than three Business Days prior to the Closing Date, the Company will cause to be prepared and will provide to the Buyer an estimated balance sheet of the Company as of the Closing Date (the “Estimated Closing Balance Sheet”), together with a written statement setting forth in reasonable detail its estimate of the Working Capital on the Closing Date as reflected on the Estimated Closing Balance Sheet (the “Estimated Working Capital”), which calculations shall be subject to the reasonable consent of the Buyer.  The Estimated Closing Balance Sheet and the Estimated Working Capital will be prepared and calculated in accordance with GAAP as in effect on the date of the Most Recent Balance Sheet; provided, however, notwithstanding any language in this Agreement to the contrary, Working Capital shall not include any accounts payable or other accrued expenses for capital equipment listed on Schedule 2.7.6 and not installed by the Closing Date.  The Transaction Value shall be increased or decreased, as applicable, by the amount by which the Estimated Working Capital is respectively greater or less than the Working Capital Target.

2.6.2

Closing Balance Sheet.  As promptly as possible and in any event within thirty (30) days after the Closing Date, the Buyer will prepare or cause to be prepared, and will provide to the Company, a balance sheet of the Company as of the Closing Date (the “Closing Balance Sheet”), together with a written statement setting forth in reasonable detail its determination of the Working Capital on the Closing Date as reflected on the Closing Balance Sheet (the “Working Capital Statement”).  The Closing Balance Sheet and the Working Capital Statements will be prepared in accordance with GAAP and the Accounting Principles; provided, however, that if there are any inconsistencies between GAAP and the Accounting Principles, the Accounting Principles shall control.  If within twenty (20) days following delivery of the Closing Balance Sheet and Working Capital Statement, Company has not given Buyer notice of the Company’s objection to the Closing Balance Sheet and/or Working Capital Statement, and no party has elected to have an audit conducted in accordance with Section 2.6.3 below, the Closing Balance Sheet and Working Capital Statement shall become final and used to determine the adjustment payment set forth in Section 2.6.5 below.

2.6.3

Closing Audit.  At the election of either the Company or Buyer by notice to the other party within the twenty (20) day period set forth in Section 2.6.2 above, Kern DeWenter Viere will conduct an audit of the Company’s financial statements, and will prepare and deliver to the Company and to Buyer, at the expense of the party making such election, an audited closing balance sheet (“Audited Closing Balance Sheet”) of the Company as of the Closing Date, including a determination of the Working Capital, all prepared in accordance with (a) Section 2.6.1, and (b) GAAP determined as if the Closing Date was the Company’s normal year-end, and computed on a basis consistent with the Most Recent Balance Sheet.  The Audited Closing Balance Sheet shall be delivered to the Company and Buyer within ninety (90) days after the Closing Date.  Buyer will have the right to elect to have Buyer’s independent auditors review the Audited Closing Balance Sheet and its basis of preparation.  If within twenty (20) days following delivery of the Audited Closing Balance Sheet, the parties have not given each other notice of their objection to the Audited Closing Balance Sheet (which notice must contain a statement of the basis of such objection), then the Working Capital reflected in Audited Closing Balance Sheet will be used to compute the adjustment payment under Section 2.6.5.  If either the Company or Buyer gives such notice of objection, then the Company and Buyer shall attempt to reconcile their differences, and any resolution between them as to any disputed amounts shall be final, binding and conclusive on the parties hereto.

2.6.4

Resolution of Disputes.  If the Company and the Buyer are unable to reach such a resolution within twenty (20) calendar days after receipt of notice of objection, then the Company and the Buyer shall submit the issues in dispute to a nationally recognized accounting firm other than one retained by either the Company or Buyer (the “Accountants”) for resolution.  If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party, and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants as set forth in a notice delivered to both parties by the Accountants will be final, binding and conclusive on the parties; and (iii) the Company and Buyer will each bear fifty percent (50%) of the fees of the Accountants for such determination.  Each of the parties hereto agrees to use its commercially reasonable efforts to cooperate with the Accountants and to assist the Accountants in resolving the disputed matters within thirty (30) days after the selection of the Accountants.

2.6.5

Adjustment Payment.  Promptly, and in any event no later than the fifth Business Day after final determination of the Working Capital in accordance with this Section 2.6,

(a)

if the Working Capital amount determined pursuant to this Section 2.6 exceeds the Estimated Working Capital, then the Buyer will pay to the Company such excess by wire transfer of immediately available funds; and

(b)

if the Working Capital amount determined pursuant to this Section 2.6 is less than the Estimated Working Capital, then an amount equal to such shortfall will be paid to the Buyer in accordance with the terms of the Escrow Agreement; provided, however, that if the shortfall exceeds $50,000, then the Buyer may elect (in its sole discretion) to have the Shareholders pay (on a pro rata basis to each Shareholder’s interest in St. Cloud) to the Buyer an amount equal to such excess by wire transfer in immediately available funds.

2.7.

Assumption of Certain Liabilities.  At the Closing, the Buyer will assume the following specified Liabilities of the Company (the “Assumed Liabilities”), but no others:

2.7.1

all Liabilities for post-Closing performance under the Contracts arising after the Closing other than liabilities arising from any violation, breach or default of legal requirements or contractual obligations by the Company occurring prior to the Closing;

2.7.2

all accounts payable, to the extent the same are reflected on the Estimated Closing Balance Sheet and will be reflected on the Closing Balance Sheet;

2.7.3

all other Liabilities reflected in the Most Recent Balance Sheet (including any notes thereto), to the extent they have not been paid or discharged prior to the Closing, and all Liabilities (other than the Retained Liabilities) incurred, from the date thereof through the Closing, in the Ordinary Course of Business and which do not have, and are not reasonably likely to have, a Material Adverse Effect;

2.7.4

except as otherwise specifically provided herein, any Liability of the Company as of the Closing Date in respect of accrued salary and wages and Flexible Time Off of Transferred Employees, in each case solely to the extent the same are reflected on the Closing Balance sheet;

2.7.5

any Liability of the Company under any Contractual Obligation entered into in the Ordinary Course of Business and which does not have, and is not reasonably likely to have, a Material Adverse Effect;

2.7.6

any Liability of the Company with respect to the capital expenditures listed on Schedule 2.7.6; and

2.7.7

all Liabilities as of the Closing set forth in Schedule 2.7.7.

Notwithstanding any provision in this Agreement to the contrary, the Buyer is not assuming, and shall not be deemed to have assumed, any obligations or liabilities of the Company of whatever nature other than the Assumed Liabilities specifically described above.  No assumption by the Buyer of any of the Assumed Liabilities shall relieve or be deemed to relieve any of the Sellers from any obligation or liability under this Agreement with respect to any representations or warranties made by the Sellers or any of them to the Buyer.

2.8.

Retained Liabilities.  Notwithstanding anything in this Agreement to the contrary, the Buyer is not assuming (and the Sellers will satisfy and perform when due, and, on the terms and subject to the conditions of Section 11, will hold the Buyer harmless with respect to) any and all other Liabilities of the Company not specifically described in Section 2.7.  The liabilities and obligations retained by the Company will include:

2.8.1

any Liability of the Company for Taxes of any kind or nature whether or not incurred prior to the Closing, including, any Taxes based on or measured by any income or gain realized upon transfer of any of the Assets hereunder;

2.8.2

any Liability of the Company for or in respect of any loan or indebtedness;

2.8.3

any Liability of the Company for or in respect of any loan from, or other indebtedness owed to, any Shareholder, St. Cloud or any of their Affiliates, if any;

2.8.4

any Liability of any of the Sellers to indemnify any Person by reason of the fact that such Person was a director, officer, employee, stockholder or agent of any of the Sellers or was serving at the request of such entity as a partner, trustee, director, officer, employee, or agent of another entity;

2.8.5

any Liability of any of the Sellers arising under or incurred in connection with the making or performance of this Agreement or any Ancillary Agreement;

2.8.6

any Liability of any kind whatsoever relating to any Company Plan, except to the extent expressly assumed by the Buyer under Section 7.13 of this Agreement;

2.8.7

except as otherwise specifically provided herein, any Liability for making payments of any kind in connection with the pre-Closing service of any Company Worker, including any severance or other obligation arising from or in connection with the termination of any Company Worker on or at any time prior to the Closing Date, or any other Liability relating to any labor-related or employment-related claim incurred or arising on or at any time prior to the Closing Date; or

2.8.8

except as otherwise imposed by law, any Liability of the Company arising under or with respect to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), incurred as a result of the termination of employment by the Company prior to or on the Closing Date.

2.9.

Purchase Price Allocation.  Buyer and the Company shall agree in writing at least three Business Days prior to the Closing on the allocation of the purchase price (and all other capitalized costs) among the assets in accordance with Section 1060 of the Code and the Treasury Regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), which allocation and any mutually agreed upon adjustments thereto (including with respect to the three Business Days prior to the Closing) for the period between shall be binding among the parties hereto.  The parties shall allocate $2,395,260.00 of the purchase price to the Real Property, said amount being the estimated market value of the same as determined by the county tax assessor.  The parties shall report, act and file their respective Tax Returns in accordance with such allocation and any so agreed upon adjustments thereto and shall not take any position or action inconsistent with such allocation and adjustments.

3.

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY.

In order to induce the Buyer to enter into and perform this Agreement and to consummate the Contemplated Transactions, each of the Company and St. Cloud, jointly and severally, hereby represent and warrant to the Buyer as follows:

3.1.

Organization.  Schedule 3.1 sets forth the Company’s name and jurisdiction of organization.  The Company is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) is duly qualified to do business and in good standing in each jurisdiction in which it owns or leases Real Property and in each other jurisdiction in which the failure to so qualify would reasonably likely have a Material Adverse Effect.

3.2.

Predecessors; Subsidiaries.  Schedule 3.2 sets forth a list of (a) any Person that has ever merged with or into the Company, (b) any Person a majority of whose capital stock (or similar outstanding ownership interests) or Equity Interests has ever been acquired by the Company, (c) any Person all or substantially all of whose assets has ever been acquired by the Company and (d) any prior names of the Company or any Person described in clauses (a) through (c) (each such Person, a “Predecessor”).  The Company has no Subsidiaries.

3.3.

Power and Authorization.

3.3.1

Contemplated Transaction.  The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is (or will be) a party and the consummation of the Contemplated Transactions are within the power and authority of the Company and have been duly authorized by all necessary action on the part of the Company.  This Agreement and each Ancillary Agreement to which the Company is (or will be) a party (a) has been (or, in the case of Ancillary Agreements to be entered into at or prior to the Closing, will be) duly executed and delivered by the Company and (b) is (or, in the case of Ancillary Agreements to be entered into at or prior to the Closing, will be) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.3.2

Conduct of Business.  The Company has the full power and authority necessary to own and use the Assets and carry on the Business.

3.4.

Authorization of Governmental Authorities.  Except as disclosed on Schedule 3.4, no action by (including any authorization, consent or approval), or in respect of, or filing with, any Governmental Authority is required for, or in connection with, the valid and lawful (a) authorization, execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is (or will be) a party or (b) the consummation of the Contemplated Transactions by the Company.

3.5.

Noncontravention.  Except as disclosed on Schedule 3.5, neither the execution, delivery and performance by any of the Sellers of this Agreement or any Ancillary Agreement to which it is (or will be) a party nor the consummation of the Contemplated Transactions will:

(a)

assuming the taking of any action by (including any authorization, consent or approval), or in respect of, or any filing with, any Governmental Authority, in each case, as disclosed on Schedule 3.4, violate any Legal Requirement applicable to the Company;

(b)

conflict with or result in a breach or violation of, right to accelerate payment or default under, or modify or terminate any Contract or any other Contractual Obligation of the Company, or give rise to any payment or other obligation or right under any Contractual Obligation;

(c)

require any action by (including any authorization, consent or approval) or in respect of (including notice to), any Person under any Contractual Obligation of the Company;

(d)

result in the creation or imposition of an Encumbrance upon, or the forfeiture of, any Asset; or

(e)

result in a breach or violation of, or default under, the Organizational Documents of the Company.

3.6.

Ownership; Debt.

3.6.1

Ownership.  No Person, other than St. Cloud, has any Equity Interest in the Company or any profits, earnings, gains or losses with respect thereto.  St. Cloud is the record holder of all of the outstanding shares of capital stock, and all other Equity Interests, of the Company.

3.6.2

Debt.  The Company has no Liabilities in respect of Debt except as set forth on Schedule 3.6.  For each item of Debt, Schedule 3.6 correctly sets forth the debtor, the principal amount of the Debt as the date of this Agreement, the creditor, the maturity date, the collateral, if any, securing the Debt, and whether such Debt is to remain outstanding after the Closing.

3.7.

Financial Statements.

3.7.1

Financial Statements.  Attached as Exhibit 3.7 are copies of each of the following:

(a)

the audited balance sheet of the Company as at December 31, 2005 (respectively, the “Most Recent Balance Sheet,” and the “Most Recent Balance Sheet Date”), December 31, 2004 and December 31, 2003 and the related audited statements of income, cash flow and changes in shareholders’ equity of the Company for the fiscal years then ended, accompanied by any notes thereto and the report of its independent accountants (collectively, the “Audited Financials”);

(b)

the unaudited balance sheet of the Company as at March 31, 2006 and the related unaudited statement of income, cash flow and changes in shareholders’ equity of the Company for the three months then ended (the “Interim Financials”); and

(c)

monthly unaudited financial statements of the Company in the form customarily prepared by management for internal use for each complete month from December 31, 2005 through the date of this Agreement (the “Monthly Financials,” and together with the Audited Financials and Interim Financials, collectively the “Financials”).

3.7.2

Compliance with GAAP, etc.  Except as disclosed on Schedule 3.7, the Financials (including any notes thereto) (a) are complete and correct in all material respects and were prepared in accordance with the books and records of the Company, (b) have been prepared in accordance with GAAP, consistently applied (subject, in the case of the unaudited Financials, to normal year-end audit adjustments, the effect of which will not, individually or in the aggregate, be materially adverse and the absence of notes that, if presented, would not differ materially from those included in the most recent Audited Financials) and (c) fairly present the financial position of the Company as at the respective dates thereof and the results of the operations of the Company and changes in financial position for the respective periods covered thereby.

3.8.

Absence of Undisclosed Liabilities.  Except as disclosed in Schedule 3.8, to the Company’s Knowledge the Company has no material Liabilities except for (a) Liabilities reflected in Most Recent Balance Sheet (and the notes thereto) and (b) Liabilities incurred in the Ordinary Course of Business since the Most Recent Balance Sheet Date (none of which results from, arises out of, or relates to any breach or violation of, or default under, a Contractual Obligation or Requirement of Law).

3.9.

Absence of Certain Developments.  Since the Most Recent Balance Sheet Date, the Business has been conducted in the Ordinary Course of Business and, except for the matters disclosed in Schedule 3.9:

(a)

the Company has not (i) amended its Organizational Documents, (ii) amended any term of its outstanding Equity Interests or (iii) issued, sold, granted, or otherwise disposed of, its Equity Interests;

(b)

the Company has not become liable in respect of any Guarantee or has incurred, assumed or otherwise become liable in respect of any Debt, except for borrowings in the Ordinary Course of Business under credit facilities in existence on the Most Recent Balance Sheet Date;

(c)

the Company has not permitted any of its Assets to become subject to an Encumbrance other than a Permitted Encumbrance;

(d)

the Company has not (i) made any declaration, setting aside or payment of any dividend or other distribution with respect to, or any repurchase, redemption or other acquisition of, any of its capital stock or other Equity Interests or (ii) entered into, or performed, any transaction with, or for the benefit of, any of the Sellers or any Affiliate of the Company or of any of the Sellers (other than payments made to officers, directors and employees in the Ordinary Course of Business);

(e)

there has been no material loss, destruction, damage or eminent domain taking (in each case, whether or not insured) affecting the Business or the Assets;

(f)

the Company has not increased the Compensation payable or paid, whether conditionally or otherwise, to (i) any employee, consultant or agent other than in the Ordinary Course of Business, (ii) any director or officer or (iii) any Shareholder or any Affiliate of any of the Sellers;

(g)

the Company has not entered into any Contractual Obligation providing for the employment or consultancy of any Person on a full-time, part-time, consulting or other basis or otherwise providing Compensation or other benefits to any officer, director, employee or consultant;

(h)

the Company has not made any change in its methods of accounting or accounting practices (including with respect to reserves);

(i)

the Company has not made, changed or revoked any material Tax election, elected or changed any method of accounting for Tax purposes, settled any Action in respect of Taxes or entered into any Contractual Obligation in respect of Taxes with any Governmental Authority;

(j)

the Company has not terminated or closed any Facility, business or operation;

(k)

the Company has not adopted any Company Plan or, except in accordance with terms thereof as in effect on the Most Recent Balance Sheet Date, increased any benefits under any Company Plan;

(l)

the Company has not written up or written down any of the Assets or revalued its inventory;

(m)

the Company has not entered into any Contractual Obligation to do any of the things referred to elsewhere in this Section 3.9; and

(n)

no event or circumstance has occurred which has had, or is reasonably likely to have, a Material Adverse Effect.

3.10.

Inventories.  The inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is, in all material respects, merchantable and fit or suitable and usable to the production or completion of merchantable products for sale in the Ordinary Course of Business.  All inventory is carried on the books of the Company pursuant to the normal inventory valuation policies of the Company as reflected on the Most Recent Balance Sheet and as will be reflected on the Estimated Closing Balance Sheet and the Closing Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with GAAP and the past custom and practice of the Company.  Since the date of the Most Recent Balance Sheet, no material amount of inventory has been sold or disposed of except through sales in the Ordinary Course of Business.

3.11.

Assets.

3.11.1

Ownership of Assets.  The Company has sole and exclusive, good, marketable and insurable title to, or, in the case of property held under a lease or other Contractual Obligation, a sole and exclusive, Enforceable leasehold interest in, or right to use, all of the Assets.  Except as disclosed on Schedule 3.11, none of the Assets is subject to any Encumbrance other than Permitted Encumbrances.  The Company has full right, power and authority to transfer and deliver to the Buyer valid title to the Assets, free and clear of all Encumbrances other than Permitted Encumbrances.  Immediately following the Closing, the Buyer will be the owner of such Assets, and have good and marketable title to such Assets, free and clear of all Encumbrances other than Permitted Encumbrances and except as are created by the Buyer.

3.11.2

Sufficiency of Assets.  The Assets comprise all of the assets, contracts, properties and rights of every type and description, whether real or personal, tangible or intangible, used or necessary to the conduct of the Business and are adequate to conduct the Business.  The Contracts comprise all of the Contractual Obligations necessary or useful to the conduct of the Business and are adequate to conduct the Business.

3.11.3

Investments.  The Company does not control, directly or indirectly, or own any direct or indirect Equity Interest in any Person.

3.12.

Accounts Receivables.  All accounts and notes receivable reflected on the Most Recent Balance Sheet and all accounts and notes receivable arising subsequent to the Most Recent Balance Sheet Date and on or prior to the Closing Date, have arisen or will arise in the Ordinary Course of Business, represent or will represent, valid obligations arising from sales actually made or services actually performed by the Company in the Ordinary Course of Business and, subject only to consistently recorded reserves for bad debts established as of a date prior to the Closing Date in a manner consistent with past practice, have been, or will be, collected or are, or will be, collectible in the aggregate recorded amounts thereof in accordance with their terms without having to resort to legal proceedings and, to the Company’s Knowledge, will not be subject to any contests, claims, counterclaims or setoffs.

3.13.

Real Property.

3.13.1

Schedule 3.13  sets forth a list of all real property owned by the Company (the “Real Property”) and a list of all Permitted Encumbrances on the Real Property.  There are no written or oral subleases, licenses, concessions, occupancy agreements or other Contractual Obligations granting to any other Person the right of use or occupancy or right of purchase or first refusal of the Real Property and there is no Person (other than the Company) in possession of the Real Property.

3.13.2

The Company has no leasehold interest in real property, by lease, sublease, license or with respect to any oral or written agreement in which a right to use or occupy has been granted to the Company.  The Company is not obligated to pay any leasing or brokerage commission, with respect to real property, as a result of the Contemplated Transaction.  There is no pending or, to Company’s Knowledge, threatened eminent domain taking affecting any of the Real Property.

3.13.3

None of the Facilities currently existing on the Real Property encroaches upon, and any Facilities under construction on the Real Property will not encroach upon, the real property of any other Person.  No facility of any other Person encroaches upon the Real Property.  Each Facility is supplied with utilities and other services (including gas, electricity, water, drainage, sanitary sewer, storm sewer, fire protection and telephone) necessary for the operation of such Facility as the same is currently operated or currently proposed to be operated.  Each parcel or contiguous group of parcels of Real Property abuts on, and has direct vehicular access to, a public road, or has access to a public road via a permanent, irrevocable appurtenant easement benefiting the parcel of Real Property, in each case, to the extent necessary for the conduct of the Business.

3.13.4

All Permits necessary in connection with the construction upon, and present use and operation of, the Real Property and the lawful occupancy thereof have been issued by the appropriate Governmental Authorities.  The current use of the Real Property is, in all material respects, in accordance with the certificates of occupancy relating thereto and the terms of any such Permits.  All such Permits will continue in full force and effect immediately after giving effect to the Contemplated Transactions.  The Real Property and its current use, occupancy and operation by the Company and the Facilities located thereon do not (a) constitute a nonconforming use under any applicable building, zoning, subdivision or other land use or similar Legal Requirements or (b) otherwise violate or conflict with any covenants, conditions, restrictions or other Contractual Obligations, including the requirements of any applicable Encumbrances thereto.  Except as set forth on Schedule 3.13, to the Company’s Knowledge, neither the Company nor any Predecessor (a) is in violation of any Legal Requirement relating to Real Property, including setback requirements, zoning restrictions and ordinances, building, life, access, safety, health and fire codes and ordinances affecting the Real Property, or (b) has received notice of any eminent domain, condemnation or similar proceeding pending or, to the Company’s Knowledge, threatened, or any Government Order relating thereto.  The Real Property is not located within any flood plain or subject to any similar type of restriction for which any Permits necessary to the use thereof have not been obtained.

3.14.

Equipment.  All of the fixtures and other improvements to the Real Property included in the Assets (including any Facilities) and all of the tangible personal property other than inventory included in the Assets (the “Equipment”) (a) are adequate and suitable for their present and intended uses, (b) are in reasonable working order, operating condition and state of repair, subject to ordinary wear and tear, (c) have no defects (whether patent or latent) and (d) have been properly maintained in the ordinary course.

3.15.

Intellectual Property.

3.15.1

The Company is the sole owner of or has the sole right to use all Company Technology, and none of the Company Technology is in the possession, custody, or control of any Person other than the Company.

3.15.2

Neither the Company nor, to the Company’s Knowledge, any Predecessor (a) has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties or (b) has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that a Person must license or refrain from using any Intellectual Property rights of any third party in connection with the conduct of the Business or the use of the Company Technology).  To the Company’s Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Company Technology.

3.15.3

Schedule 3.15 identifies (a) all registered Intellectual Property which has been issued to the Company or relates to the Business, (b) each pending application for registration which the Company has made with respect to any Company Technology, (c) each Contractual Obligation which any of the Sellers has granted to any third party with respect to any of (a) or (b) above and (d) each Contractual Obligation which any of the Sellers has granted to any third party with respect to Company Technology that is not included in (a) or (b) above.  True, accurate and complete copies of all such registrations, applications and Contractual Obligations, in each case, as amended, or otherwise modified and in effect, have been made available to the Buyer, as well as true, accurate and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.  Except as set forth on Schedule 3.15, each such registration is valid and subsisting.  Schedule 3.15 also identifies each trade name, trade dress and unregistered trademark or service mark used by the Company or in connection with the Business or the Company Technology.

3.15.4

Schedule 3.15 identifies each item of Company Technology that any Person besides the Company owns and that is used by the Company or in connection with the Business pursuant to any license, sublicense or other Contractual Obligation (the “Licenses”).  Except as disclosed on Schedule 3.15, there are no royalties for the use of any such Company Technology.  The Company has made available to the Buyer true, accurate and complete copies of all of the Licenses, in each case, as amended or otherwise modified and in effect.  With respect to each such item identified on Schedule 3.15:  (a) such item is not subject to any outstanding Government Order, and to the Company’s Knowledge, no Action is pending or threatened which challenges the legality, validity or enforceability of such item and (b) none of the Sellers have granted any sublicense or similar right with respect to any License covering such item.

3.16.

Legal Compliance; Illegal Payments.

3.16.1

Compliance.  The Company is not in breach or violation of, or default under, and has not, during the past five years, been in breach or violation of, or default under:

(a)

its Organizational Documents nor, to the Company’s Knowledge, is there a basis which could constitute such a breach, violation or default;

(b)

any material Legal Requirement nor, to Company’s Knowledge, is there a basis which could constitute such a breach, violation or default, except for breaches, violation or defaults (i) disclosed on Schedule 3.16.1 and (ii) which have not had, and are not reasonably likely to have, a Material Adverse Effect.

3.16.2

Illegal Payments, etc.  In the conduct of the Business, since January 1, 2000, neither the Company nor any of its directors, officers, employees or agents, has (a) directly or indirectly, given, or agreed to give, any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) (including any such conduct in violation of Section 104 of the Foreign Corrupt Practice Act of 1977, as amended, or any other applicable foreign federal or state law) or made, or agreed to make, any illegal contribution, or, to the Company’s Knowledge, reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

3.16.3

Permits.  The Company has been duly granted all Permits under all Legal Requirements necessary for the conduct of the Business.  Schedule 3.16.3 describes each Permit affecting, or relating to, the Assets or the Business together with the Governmental Authority or other Person responsible for issuing such Permit.  Except as disclosed on Schedule 3.16.3, (a) the Permits are valid and in full force and effect, (b) the Company is not in breach or violation of, or default under, any such Permit, and, to the Company’s Knowledge, no basis exists which, with notice or lapse of time or both, would constitute any such breach, violation nor default and (c) the Permits will continue to be valid and in full force and effect, on identical terms following the consummation of the Contemplated Transactions.

3.17.

Tax Matters.

3.17.1

The Company has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it in accordance with all Legal Requirements.  All such Tax Returns were true, correct and complete in all material respects.  All Taxes owed by the Company (whether or not shown on any Tax Return) have been timely paid in full.  There are no Encumbrances with respect to Taxes upon any Asset other than Permitted Encumbrances for current Taxes not yet due and payable.

3.17.2

The Company has deducted, withheld and timely paid to the appropriate Governmental Authority all Taxes required to be deducted, withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and the Company has complied with all reporting and recordkeeping requirements.

3.17.3

There is no dispute, audit, investigation, proceeding or claim concerning any Tax Liability of the Company pending, being conducted, claimed, raised or to the Company’s Knowledge threatened, by a Governmental Authority.  The Company has provided or made available to the Buyer true, correct and complete copies of all Tax Returns, for tax years ending December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005, and any and all examination reports, and statements of deficiencies filed, assessed against, or agreed to by the Company since January 1, 2002.

3.17.4

The Company is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding.

3.17.5

The Company has not made any payments, or has been or is a party to any agreement, contract, arrangement or plan that could result in it making payments, that have resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code section 280G or in the imposition of an excise Tax under Code section 4999 (or any corresponding provisions of state, local or foreign Tax law) or that were or would not be deductible under Code sections 162 or 404.

3.17.6

St. Cloud has been a validly existing S corporation, within the meaning of Code sections 1361 and 1362 and for state Tax law purposes, except in those states which do not recognize S corporation status since January 1, 1997 and each has filed all forms and taken all actions necessary to maintain such status.  The Company has at all times since January 1, 1997 been a “qualified subchapter S subsidiary” as defined in Code section 1361(b)(3)(B).

3.17.7

The Company has not participated in any reportable transaction and is not and has never been required to make any disclosure to the Internal Revenue Service pursuant to Section 6111 of the Code or Section 1.6011-4 of the Treasury Regulations promulgated thereunder.

3.18.

Employee Benefit Plans.

3.18.1

For purposes of this Agreement, (a) a “Company Plan” is any of the following that benefits or is intended to benefit any Company Worker:  (i) a “plan” described in Section 3(3) of ERISA; (ii) a stock bonus, stock option, stock purchase, restricted stock, stock appreciation right, or other equity-based plan, policy, program, agreement or arrangement; or (iii) an incentive, employment, bonus, deferred compensation, retiree medical or life insurance, supplemental retirement, termination, salary continuation, severance, change in control, fringe benefit or other benefit plan, policy, program, agreement or arrangement, of whatever description; and (b) “Company Worker” means any current or former employee or director (whether or not an employee) of, or consultant or other service provider (whether or not an employee) with respect to, any of the Company or its Subsidiaries, or the beneficiaries of any of them.

3.18.2

Schedule 3.18 lists each and every Company Plan (i) that is sponsored or maintained by the Company, or (ii) to which the Company is a party, or (iii) to which the Company contributes or is obligated to contribute, or (iv) under which the Company pays or is obligated to pay premiums or benefits or has or may have any Liability.  With respect to each Company Plan, the Company has delivered or made available to the Buyer current, accurate and complete copies of each of the following:  (a) if the plan has been reduced to writing, the plan document together with all amendments thereto, (b) if the plan has not been reduced to writing, a written summary of all material plan terms, (c) any related trust agreements, custodial agreements, insurance policies, administrative services agreements and similar agreements, and investment management or investment advisory agreements, (d) any summary plan descriptions, employee handbooks or similar employee communications, (e) in the case of any plan that is intended to be qualified under Code Section 401(a), the most recent determination or opinion letter from the IRS and any related correspondence, and any pending request for such determination, (f) any material notices, letters or other correspondence from the Internal Revenue Service (“IRS”) or the Department of Labor (or any agency or subdivision thereof) relating to a Company Plan, and (g) in the case of any plan for which Forms 5500 are required to be filed, the two most recently filed Forms 5500, with schedules and audited financial statements and actuarial valuation reports, if any, attached.

3.18.3

None of the Company or any Subsidiary or any other person (including an entity) that together with the Company or any Subsidiary is or at any relevant time was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company and any Subsidiary, an “ERISA Affiliate”) has ever contributed or been required to contribute to, or has ever sponsored or maintained, (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a “Multiemployer Plan”), (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which an ERISA Affiliate would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA (a “Multiple Employer Plan”), or (iv) a voluntary employees’ beneficiary association within the meaning of Section 501(c)(9) of the Code.

3.18.4

Each Company Plan that is intended to be qualified under Code Section 401(a) is so qualified and has received a determination or opinion letter to that effect from the IRS, and no circumstance exists that would reasonably be expected to affect such qualification adversely.  To the Company’s Knowledge, each Company Plan, including any associated trust or fund, has been established and administered in all material respects in accordance with its terms and with applicable Legal Requirements, and nothing has occurred with respect to any Company Plan that has subjected or could subject the Company or any other person to Liability under Section 409 or Section 502 of ERISA or under Chapter 43 of the Code.  Each Company Plan that is a defined contribution plan within the meaning of Code Section 414(i) and that is intended to qualify under Code Section 401(a) is also intended to qualify as an “ERISA Section 404(c) Plan” within the meaning of the applicable Department of Labor regulations.

3.18.5

All contributions and premium payments required to have been made under the terms of each Company Plan, under any related insurance contract, administrative services contract or other agreement, or under applicable Legal Requirements have been timely made, and all contributions and premium payments that are not yet due to have been made with respect to the Company Plans or any of them have been properly accrued in accordance with GAAP.

3.18.6

There is no pending or, to the Company’s Knowledge, threatened Action relating to a Company Plan, other than routine claims in the Ordinary Course of Business for benefits provided for by the Company Plans.  No Company Plan is or, within the last six years, has been the subject of an examination or audit by a Governmental Authority or is the subject of an application or filing under, or is a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.

3.18.7

Except as required under Code Section 4980B and Section 601 et seq. of ERISA, or similar provisions of applicable state law, no Company Plan that is a welfare plan within the meaning of Section 3(1) of ERISA provides benefits or coverage following retirement or other termination of employment.

3.18.8

Except as disclosed on Schedule 3.18 with respect to the deferred compensation plans for three senior employees, the execution, delivery of and performance by the Company of its obligations under this Agreement will not (either alone or upon occurrence of any additional or subsequent events) (i) constitute an event under any Company Plan or any trust or loan related to any of those plans or agreements that will or may result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Worker, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company to amend or terminate any Company Plan.

3.18.9

Each Company Plan that is a nonqualified deferred compensation plan subject to Code Section 409A has been operated and administered in good faith compliance with such Section 409A from the period beginning January 1, 2005 through the date hereof.

3.18.10

No Company Plan is subject to, or provides benefits that are subject to, the laws of a jurisdiction other than the United States or its constituent states.  For purposes of the preceding sentence, “constituent states” shall include the District of Columbia but not Puerto Rico, Guam or the U.S. Virgin Islands.

3.19.

Environmental Matters.  Except as set forth in Schedule 3.19, (a) the Company is and has been, and, to the Company’s Knowledge, its Predecessors have been, in compliance with all Environmental Laws, (b) there has been no release or, to the Company’s Knowledge, threatened release of any pollutant, petroleum or any fraction thereof, contaminant or toxic or hazardous material (including toxic mold), substance or waste (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company or, to the Company’s Knowledge, a Predecessor, (c) there have been no Hazardous Substances generated by the Company or, to the Company’s Knowledge, a Predecessor that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Authority in the United States, (d) there are no underground or above ground storage tanks located on, no PCBs (polychlorinated biphenyls) or PCB-containing Equipment used or stored on, no septic system located on, and no hazardous waste as defined by the Resource Conservation and Recovery Act stored on, any site owned or operated by the Company or, to the Company’s Knowledge, a Predecessor, except for the storage of hazardous waste in compliance with Environmental Laws and very small quantities of Hazardous Substances incorporated in the cleaning materials identified on Schedule 3.19 and used by the Company in the Ordinary Course of Business for granite cutting, grinding and polishing and (e) the Company has made available to the Buyer true, accurate and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments, in each case as amended and in effect.

3.20.

Contracts.

3.20.1

Contracts. Except as disclosed on Schedule 3.20, the Company is not bound by or a party to:

(a)

any Contractual Obligation (or group of related Contractual Obligations) for the purchase or sale of inventory, raw materials, commodities, supplies, goods, products, equipment or other personal property, or for the furnishing or receipt of services, in each case, the performance of which will extend over a period of more than one year or which provides for aggregate payments to or by the Company in excess of $50,000;

(b)

(i) any capital lease or (ii) any other lease or other Contractual Obligation relating to the Equipment providing for aggregate rental payments in excess of $50,000, under which any Equipment is held or used by the Company;

(c)

any Contractual Obligation, other than leases relating to the Equipment, relating to the lease or license of any Asset, including Technology and Intellectual Property (and including all customer license and maintenance agreements) that is not included on Schedule 3.15;

(d)

any Contractual Obligation relating to the acquisition or disposition of (i) any business of the Company (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise) or (ii) any asset other than in the Ordinary Course of Business;

(e)

any Contractual Obligation under which the Company is, or may become, obligated to pay any amount in respect of indemnification obligations, purchase price adjustment or otherwise in connection with any (i) acquisition or disposition of assets or securities (other than the sale of inventory in the Ordinary Course of Business), (ii) merger, consolidation or other business combination or (iii) series or group of related transactions or events of the type specified in clauses (i) and (ii) above.

(f)

any Contractual Obligation concerning or consisting of a partnership, limited liability company or joint venture agreement;

(g)

any Contractual Obligation (or group of related Contractual Obligations) (i) under which the Company has created, incurred, assumed or guaranteed any Debt in excess of $50,000 or (ii) under which the Company has permitted any Asset to become Encumbered;

(h)

any Contractual Obligation under which any other Person has guaranteed any Debt of the Company;

(i)

any Contractual Obligation relating to confidentiality or non-competition (whether the Company is subject to or the beneficiary of such obligations);

(j)

any Contractual Obligation under which the Company is, or may become, obligated to incur any severance pay or special Compensation obligations which would become payable by reason of, this Agreement or the Contemplated Transactions;

(k)

any Contractual Obligation under which the Company is, or may, have any Liability to any investment bank, broker, financial advisor, finder’s agreement or other similar Person (including an obligation to pay any legal, accounting, brokerage, finder’s, or similar fees or expenses in connection with this agreement or the Contemplated Transactions);

(l)

any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of the Company’s current or former directors, officers, and employees (other than a Company Plan listed on Schedule 3.18);

(m)

any Contractual Obligation providing for the employment or consultancy with an individual on a full-time, part-time, consulting or other basis or otherwise providing Compensation or other benefits to any officer, director, employee or consultant (other than a Company Plan);

(n)

any agency, dealer, distributor, sales representative, marketing or other similar agreement;

(o)

any Contractual Obligation under which the Company has advanced or loaned an amount to any of its Affiliates or employees other than in the Ordinary Course of Business; and

(p)

any other Contractual Obligation (or group of related Contractual Obligations) the performance of which involves consideration in excess of $50,000 over the life of such Contractual Obligation or which is otherwise useful or material to the conduct of the business.

The Company has delivered to the Buyer true, accurate and complete copies of each written Contractual Obligation listed on Schedule 3.20, in each case, as amended or otherwise modified and in effect.  The Company has delivered to the Buyer a written summary setting forth the terms and conditions of each oral Contractual Obligation listed on Schedule 3.20.

3.20.2

Enforceability, etc.  To the Company’s Knowledge, each Contractual Obligation required to be disclosed on Schedule 3.6 (Debt), 3.15 (Intellectual Property), 3.18 (Employee Benefit Plans), 3.20 (Contracts), 3.22 (Customers and Suppliers) or 3.26 (Insurance) (each, a “Disclosable Contract”) is Enforceable against each party to such Contractual Obligation, and is in full force and effect, and, subject to obtaining any necessary consents disclosed in Schedule 3.4, will continue to be so Enforceable and in full force and effect on identical terms following the consummation of the Contemplated Transactions.

3.20.3

Breach, etc.  Neither the Company nor, to the Company’s Knowledge, any other party to any Disclosable Contract is in breach or violation of, or default under, or has repudiated any provision of, any Disclosable Contract.

3.20.4

Assumed Contracts.  Copies of the Contracts listed on Schedule 2.1.9 are attached hereto as part of Exhibit F, and such copies are correct and complete.  The Company is not, and to the Company’s Knowledge no Third Party to any Contract is, in violation of or in default, in any material respect, under any Contract, and no event or circumstance has occurred that constitutes or, after notice or lapse of time or both, would constitute a material violation or default thereunder on the part of the Company or, to the Company’s Knowledge, any Third Party thereto, or which would result in a right to accelerate payment under or a loss of material rights under or modify or terminate any such Contract that has not been duly cured or waived.

3.21.

Affiliate Transactions.  Except for the matters disclosed on Schedule 3.21, none of the Sellers or any Affiliate of any of them is an officer, director, employee, consultant, competitor, creditor, debtor, customer, distributor, supplier or vendor of, or is a party to any Contractual Obligation with, the Company.  Except as disclosed on Schedule 3.21, none of the Sellers or any Affiliate of any of them owns any Asset used in, or necessary to, the Business.

3.22.

Customers and Suppliers.  Schedule 3.22 sets forth a complete and accurate list of (a) the ten largest customers of the Company (measured by aggregate billings) during the fiscal year ended on the Most Recent Balance Sheet Date, indicating the existing Contractual Obligations with each such Customer by product or service provided and (b) the ten largest suppliers of materials, products or services to the Company (measured by the aggregate amount purchased by the Company) during the fiscal year ended on the Most Recent Balance Sheet Date, indicating the Contractual Obligations for continued supply from each such supplier.  The relationships of the Company with the customers and the suppliers required to be listed on Schedule 3.22 are good commercial working relationships and none of such customers or the suppliers has canceled, terminated or otherwise materially altered (including any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid, as the case may be) or notified the Company of any intention to do any of the foregoing or otherwise threatened in writing to cancel, terminate or materially alter (including any material reduction in the rate or amount of sales or purchases, as the case may be) its relationship with the Company.

3.23.

Employees.

3.23.1

Except as described in Schedule 3.23, all employees of the Business are employees of the Company (“Business Employees”).  Except as disclosed on Schedule 3.23, there are no labor troubles (including any work slowdown, lockout, stoppage, picketing or strike) pending, or to the Company’s Knowledge, threatened between the Company, on the one hand, and the Business Employees, on the other hand, and there have been no such troubles during the past three years.  No Business Employee is represented by a labor union, and the Company is not a party to, or otherwise subject to, any collective bargaining agreement or other labor union contract.  No petition has been filed or proceedings instituted by a Business Employee or a group of Business Employees with any labor relations board seeking recognition of a bargaining representative and there is no organizational effort currently being made or threatened by, or on behalf of, any labor union to organize any Business Employees and no demand for recognition of any Business Employees has been made by, or on behalf of, any labor union.  Except as described on Schedule 3.23, no executive officer’s or other key employee’s employment with the Company has been terminated for any reason nor has any such officer or employee notified the Company of his or her intention to resign or retire during the past three years.

3.23.2

Except as disclosed on Schedule 3.23, the Company has complied in all material respects with all legal requirements relating to employment; employment practices; terms and conditions of employment; equal employment opportunity; nondiscrimination; immigration; wages; hours; benefits; payment of employment, social security, and similar taxes; occupational safety and health; and plant closings.  The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, interest, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements. Except as set forth in Schedule 3.23, there are no pending or, to the Company’s Knowledge, threatened claims before the Equal Employment Opportunity Commission (or any comparable state civil or human rights commission or other entity), complaints before the Occupational Safety and Health Administration (or any comparable state safety or health administration or other entity), wage and hour claims, unemployment compensation claims, workers’ compensation claims, or the like.

3.23.3

Schedule 3.23 contains an accurate and complete list of the following information for each Business Employee, including each individual on leave of absence or layoff status: name; job title or position; status as part-time or full-time; date of hire; current annual salary (including itemization of base salary, bonuses, commissions and incentive pay) or current hourly base rate of pay; and flexible time off that is accrued but unused as of the Closing.

3.24.

Litigation; Governmental Orders.

3.24.1

Litigation.  Except as disclosed on Schedule 3.24 (which matters have not had, and are not reasonably likely to have, a Material Adverse Effect), there is no Action to which the Company is a party (either as plaintiff or defendant) or to which its Assets are subject pending, or to the Company’s Knowledge, threatened.  Without limiting the generality of the foregoing, there is no Action to which the Company is a party (either as plaintiff or defendant) or to which its Assets are subject pending, or to the Company’s Knowledge, threatened, which (a) in any manner challenges or seeks the rescission of, or seeks to prevent, enjoin, alter or materially delay the consummation of, or otherwise relates to, this Agreement and the Contemplated Transactions, or (b) may result in any change in the current equity ownership of the Company, nor, to the Company’s Knowledge, is there any basis for any of the foregoing.  Except as disclosed on Schedule 3.24, there is no Action which the Company presently intends to initiate.

3.24.2

Governmental Orders.  Except as disclosed on Schedule 3.24, no Governmental Order has been issued which is applicable to, or otherwise affects, the Company or its Assets or the Business.

3.25.

Product Warranties; Defects; Liability.

3.25.1

Except as disclosed in Schedule 3.25 (and except for other Liabilities for which there is a reserve which meets the standards described in the following sentence), to the Company’s Knowledge, there has been no pattern of defects in any product line in the design or manufacture of any each product manufactured, sold or delivered by the Company (collectively, the “Products”) that would adversely affect the performance or quality of such Products.  Each Product has been (a) designed and manufactured in compliance with all applicable Legal Requirements, (b) fit for the purposes for which it is intended to be used and (c) in conformity with any and all Contractual Obligations, express and implied warranties, promises and affirmations of fact made by the Company.  The  Company has not received notice of any alleged non-compliance with any Legal Requirement.  To the Company’s Knowledge, the Company has no Liability (and, to the Company’s Knowledge, there is no basis for any present or future Action giving rise to any Liability) for replacement or repair of any Products or other damages in connection with any Products, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet, as adjusted for the passage of time in accordance with GAAP, applied on a basis consistent with the principles applied in the preparation of the Most Recent Balance Sheet, which reserve is adequate to address all such Liabilities.  There is no design defect with respect to any Product.

3.25.2

Except as disclosed in Schedule 3.25, no Product is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, lease or license.  Schedule 3.25 includes a summary of the standard terms and conditions of sale, lease or license for the Company (including applicable guaranty, warranty, and indemnity provisions).

3.25.3

Except as disclosed on Schedule 3.25, there is no Action to which the Company is a party pending, or to the Company’s Knowledge, threatened relating to, or otherwise involving, alleged defects in the Products or services provided by the Company, or the failure of any such Products or services to meet certain specifications, and, to the Company’s Knowledge, there is no basis for any of the foregoing.  Schedule 3.25 sets forth all concluded Actions (including the disposition thereof) against the Company since January 1, 2003 relating to, or otherwise involving, alleged defects in the Products or services provided by the Company, or the alleged failure of any such services or Products to meet certain specifications.  The Company has no Liability (and, to the Company’s Knowledge, there is no basis for any present or future Action giving rise to any Liability) arising out of any injury to any Person or property as a result of any services provided by the Company, or the ownership, possession, or use of the Products.

3.26.

Insurance.  Schedule 3.26 sets forth a list of insurance policies, including policies by which the Company, or any of its Assets, employees, officers or directors or the Business has been insured during the previous three years (the “Liability Policies”) and, with respect to such Liability Policies under which the Company, or any of its Assets, employees, officers or directors or the Business is currently insured (the “Current Liability Policies”), their respective expiration dates.  The list includes for each Liability Policy the type of policy, form of coverage, policy number and name of insurer.  The Company has made available to the Buyer true, accurate and complete copies of all Liability Policies, in each case, as amended or otherwise modified and in effect.  Schedule 3.26 describes any self-insurance arrangements affecting the Company.  Except as disclosed on Schedule 3.26, no insurer (a) has questioned, denied or disputed (or otherwise reserved its rights with respect to) the coverage of any claim pending under any Liability Policy or (b)  has threatened to cancel any Liability Policy.  Except as disclosed on Schedule 3.26, to the Company’s Knowledge, no insurer plans to raise the premiums for, or materially alter the coverage under, any Current Liability Policy.  Except as disclosed on Schedule 3.26, the Company will after the Closing continue to have coverage under all of the Liability Policies with respect to events occurring prior to the Closing.

3.27.

No Brokers.  The Company has no Liability of any kind to, or is subject to any claim of, any broker, finder or agent in connection with the Contemplated Transactions other than those which will be borne by the Company.

3.28.

Disclosure.  The representations and warranties contained in this Section 3 do not contain and will not contain any untrue statement of fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading.

4.

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

Each Shareholder, individually and severally, hereby represents and warrants to the Buyer that:

4.1.

Organization.

St. Cloud is duly organized, validly existing, and in good standing under the laws of the State of Minnesota.

4.2.

Power and Authorization.

The execution, delivery and performance by each Shareholder of this Agreement and each Ancillary Agreement (as applicable) to which each such Shareholder is (or will be) a party, is within the power and authority of such Shareholder and, if applicable, has been duly authorized by all necessary action on the part of such Shareholder.  This Agreement and each Ancillary Agreement (as applicable) has been duly executed and delivered by each Shareholder and is the legal, valid, and binding obligation of each such Shareholder, enforceable against each such Shareholder in accordance with its terms.

4.3.

Noncontravention.

Neither the execution, delivery nor performance by each Shareholder of this Agreement or any Ancillary Agreement (as applicable) will:  (i) violate any provision of any Legal Requirement applicable to such Shareholder; (ii) result in a breach or violation of, or default under, any Contractual Obligation of such Shareholder; or (iii) require any action by (including any authorization, consent or approval) or in respect of (including notice to) any Person under any Contractual Obligation.

4.4.

Title.

Each Shareholder is the record and beneficial owner of all of the outstanding Equity Interests of St. Cloud.  Each Shareholder’s Equity Interests in St. Cloud are set forth opposite that Shareholder’s name on Schedule 4.4, and each such Shareholder has good and marketable title to such Equity Interests, free and clear of all Encumbrances.

5.

REPRESENTATIONS AND WARRANTIES OF ST. CLOUD.

St. Cloud hereby represents and warrants to the Buyer that:

5.1.

Organization.  St. Cloud is duly organized, validly existing and in good standing under the laws of the State of Minnesota.

5.2.

Power and Authorization.  The execution, delivery and performance by St. Cloud of this Agreement and each Ancillary Agreement to which it is (or will be) a party is within the power and authority of St. Cloud and, if applicable, has been duly authorized by all necessary action on the part of St. Cloud.  This Agreement and each Ancillary Agreement to which St. Cloud is (or will be) a party (a) has been (or, in the case of Ancillary Agreements to be entered into at or prior to the Closing, will be) duly executed and delivered by St. Cloud, as applicable, and (b) is (or in the case of Ancillary Agreements to be entered into at or prior to the Closing, will be) a legal, valid and binding obligation of St. Cloud, enforceable against St. Cloud in accordance with its terms.

5.3.

Authorization of Governmental Authorities.  Except as disclosed in Schedule 5.3, no action by (including any authorization, consent or approval), or in respect of, or filing with, any Governmental Authority is required for, or in connection with, the valid and lawful (a) authorization, execution, delivery and performance by St. Cloud of this Agreement and each Ancillary Agreement to which it is (or will be) a party or (b) the consummation of the Contemplated Transactions by St. Cloud.

5.4.

Noncontravention.  Neither the execution, delivery nor performance by St. Cloud  of this Agreement or any Ancillary Agreement to which St. Cloud is (or will be) a party will:  (i) violate any provision of any Legal Requirement applicable to St. Cloud; (ii) result in a breach or violation of, or default under, any Contractual Obligation of St. Cloud; (iii) require any action by (including any authorization, consent or approval) or in respect of (including notice to), any Person under any Contractual Obligation; or (iv) result in a breach or violation of, or default under, its Organizational Documents.

5.5.

Title.  St. Cloud is the record and beneficial owner of all of the outstanding Shares of the Company, and has good and marketable title to such Shares, free and clear of all Encumbrances.  Except to the Buyer pursuant to this Agreement, there is no Contractual Obligation pursuant to which St. Cloud or any Shareholder has, directly or indirectly, granted any option or other right to any Person to acquire any of the Assets.

5.6.

No Brokers.  Except as disclosed in Schedule 5.6, neither St. Cloud nor any Shareholder has any Liability of any kind to any broker, finder or agent with respect to the Contemplated Transactions, and St. Cloud and each Shareholder agrees to satisfy in full any Liability required to be disclosed on Schedule 5.6.

5.7.

Ownership.  No Person, other than the Shareholders identified as “Shareholders” on the signature pages to this Agreement, has any Equity Interest in St. Cloud.  Schedule 4.4 sets forth the names of the record holders of all of the outstanding shares of capital stock and other Equity Interests of St. Cloud and sets forth the percentage interest of such shares owned of record by each such Shareholder, and any other Equity Interests owned by each such Shareholder.

6.

REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer represents and warrants to the Sellers that:

6.1.

Organization.  The Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

6.2.

Power and Authorization.  The execution, delivery and performance by the Buyer of this Agreement and each Ancillary Agreement to which it is (or will be) a party and the consummation of the Contemplated Transactions are within the power and authority of the Buyer and have been duly authorized by all necessary action on the part of the Buyer.  This Agreement and each Ancillary Agreement to which the Buyer is (or will be) a party (a) has been (or, in the case of Ancillary Agreements to be entered into at the Closing, will be) duly executed and delivered by the Buyer and (b) is (or in the case of Ancillary Agreements to be entered into at the Closing, will be) a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

6.3.

Authorization of Governmental Authorities.  Except as disclosed on Schedule 6.3, no action by (including any authorization, consent or approval), or in respect of, or filing with, any Governmental Authority is required for, or in connection with, the valid and lawful (a) authorization, execution, delivery and performance by the Buyer of this Agreement and each Ancillary Agreement to which it is (or will be) a party or (b) the consummation of the Contemplated Transactions by the Buyer.

6.4.

Noncontravention.  Except as disclosed on Schedule 6.4, neither the execution, delivery and performance by the Buyer of this Agreement or any Ancillary Agreement to which it is (or will be) a party nor the consummation of the Contemplated Transactions will:

(a)

violate any provision of any Legal Requirement applicable to the Buyer;

(b)

result in a breach or violation of, or default under, any Contractual Obligation of the Buyer;

(c)

require any action by (including any authorization, consent or approval) or in respect of (including notice to), any Person under any Contractual Obligation; or

(d)

result in a breach or violation of, or default under, the Buyer’s Organizational Documents.

6.5.

Financing.  Buyer has received a commitment (the “Commitment”) from Banc of America Securities LLC (“Lender”) pursuant to which Lender has committed, subject to certain terms and conditions, to provide at closing debt financing in connection with the transactions contemplated by this Agreement (the “Financing”).  Upon receipt of the funds to be advanced pursuant to the Financing, the Buyer will have sufficient cash or other sources of immediately available funds to pay the Transaction Value.

6.6.

No Brokers.  The Buyer has no Liability of any kind to any broker, finder or agent with respect to the Contemplated Transactions for which the Sellers could be liable.

7.

COVENANTS.

7.1.

Closing.  St. Cloud will, and will cause the Company to cooperate with the Buyer in securing the Financing and to take all of the actions and deliver all the various certificates, documents and instruments described in Section 8 as being performed or delivered by the Company or St. Cloud.

7.2.

Operation of Business.

7.2.1

Conduct of Business.  Except as disclosed in Schedule 3.9(d), from the date of this Agreement until the Closing Date, St. Cloud will cause the Company to conduct the Business only in the Ordinary Course of Business and preserve intact its business organization and relationships with third parties (including lessors, licensors, suppliers, distributors and customers) and employees.

7.2.2

Buyer’s Consent.  Without limiting the generality of Section 7.2.1, except as disclosed in Schedule 3.9(d), without the written consent of the Buyer, the Company will not, and St. Cloud will cause the Company not to:

(a)

take or omit to take any action that would cause the representations and warranties in Section 3 to be untrue at, or as of any time prior to, the Closing Date; and

(b)

take or omit to take any action which, if taken or omitted to be taken between the Most Recent Balance Sheet Date and the date of this Agreement would have been required to be disclosed on Schedule 3.9.

7.3.

Notices and Consents.

7.3.1

Company.  The Company will give all notices to, make all filings with and use its commercially reasonable efforts to obtain all authorizations, consents or approvals from, any Governmental Authority or other Person that are set forth on Schedule 3.4 and Schedule 3.5 or as otherwise reasonably requested by the Buyer.

7.3.2

St. Cloud.  St. Cloud will give all notices to, make all filings with and use its commercially reasonable efforts to obtain all authorizations, consents or approvals from, any Governmental Authority or other Person that are set forth on Schedule 5.3 and Schedule 5.4 or as otherwise reasonably requested by the Buyer.

7.3.3

Buyer.  The Buyer will give all notices to, make all filings with and use its commercially reasonable efforts to obtain all authorizations, consents or approvals from, any Governmental Authority or other Person that are set forth on Schedule 6.3 and Schedule 6.4 or as otherwise reasonably requested by the Company.

7.4.

Buyer’s Access to Premises; Information.  From the date of this Agreement until the Closing Date, the Company will permit the Buyer, prospective providers of the Financing and their respective Representatives to have full access (at reasonable times and upon reasonable notice) to all officers of the Company and to all premises, properties, books, records, contracts, financial and operating data and information and documents pertaining to the Company and make copies of such books, records, contracts, data, information and documents as the Buyer, prospective providers of the Financing or their respective Representatives may reasonably request.  From the date of this Agreement until the Closing Date, the Company will facilitate the Buyer’s access to and communication with, the Company’s customers, as the Buyer may reasonably request.

7.5.

Notice of Developments.  From the date of the Agreement until the Closing Date, St. Cloud will give the Buyer prompt written notice upon becoming aware of any material development affecting the Assets, Liabilities, Business, financial condition, operations or prospects of the Company, or any event or circumstance that could reasonably be expected to result in a breach of, or inaccuracy in, any of the Company’s, St. Cloud’s or the Shareholders’ representations and warranties; provided, however, that no such disclosure will be deemed to prevent or cure any such breach of, or inaccuracy in, amend or supplement any Schedule to, or otherwise disclose any exception to, any of the representations and warranties set forth in this Agreement, unless, notwithstanding such disclosure, the Buyer consummates the Closing, in which case each such disclosed breach of, or inaccuracy in, the Sellers’ representations and warranties shall be deemed waived by the Buyer and shall not be a source of Losses for which the Sellers provide indemnification pursuant to Section 11 (Indemnification).

7.6.

Exclusivity.  From the date of this Agreement until the Closing, none of the Sellers will (and the Company, St. Cloud and each Shareholder will not permit their respective Affiliates or any of their or their Affiliates’ Representatives to) directly or indirectly: (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to, or enter into or consummate any transaction relating to, the acquisition of any Equity Interests in the Company or in St. Cloud, or any merger, recapitalization, share exchange, sale of any Assets (other than sales of inventory in the Ordinary Course of Business) or any similar transaction or alternative to the Contemplated Transactions or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.  Neither St. Cloud nor any Shareholder will vote its Shares in favor of any such acquisition structured as a merger, consolidation, share exchange or otherwise.  The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing (whether solicited or unsolicited).

7.7.

Expenses.

7.7.1

Transaction Expenses.  With respect to the costs and expenses (including legal, accounting, consulting, advisory and brokerage) incurred in connection with the Contemplated Transactions (the “Transaction Expenses”):

(a)

if the Closing occurs, the Sellers (i) will bear the Transaction Expenses of the Sellers and (ii) will not have any Liability in respect of the Transaction Expenses of the Buyer; or

(b)

if the Closing does not occur, the Buyer will not have any Liability in respect of the Transaction Expenses of the Sellers nor will the Sellers have any Liability in respect of the Transaction Expenses of the Buyer.

(c)

Any transfer fees payable in connection with the transfer of the Assets shall be paid by the Sellers.

7.7.2

Title Insurance.   The parties have agreed to retain Old Republic National Title Insurance Company to be the title insurer for the Real Property (“Title Insurer”).  The Company shall pay the Title Insurer’s charges for title searches, name searches, special assessment searches and issuance of the title insurance commitment.  Buyer shall pay the Title Insurer’s premium for issuance of title insurance polices for Buyer and Lender, if any, together with any surcharges for endorsements.  The Company and Buyer shall share equally the Title Insurer’s escrow and closing fees.

7.8.

Confidentiality.

7.8.1

Confidentiality of Sellers.  The Sellers acknowledge that the success of the Buyer after the Closing depends upon the continued preservation of the confidentiality of certain information possessed by the Sellers, that the preservation of the confidentiality of such information by the Sellers is an essential premise of the bargain between the Sellers and the Buyer, and that the Buyer would be unwilling to enter into this Agreement in the absence of this Section 7.8.1.  Accordingly, the Sellers hereby agree with the Buyer that the Sellers and their Representatives will not, and that the Sellers will cause their Affiliates not to, at any time on or after the Closing Date, directly or indirectly, without the prior written consent of the Buyer, disclose or use, any confidential or proprietary information involving or relating to the Business; provided, however, that the provisions of this Section 7.8.1 will not prohibit any retention of copies of records or disclosure (a) required by any applicable Legal Requirement so long as reasonable prior notice is given of such disclosure and a reasonable opportunity is afforded to contest the same or (b) made in connection with the enforcement of any right or remedy relating to this Agreement or the Contemplated Transactions.

7.9.

Publicity.  No public announcement or disclosure will be made by any party with respect to the subject matter of this Agreement or the Contemplated Transactions without the prior written consent of the Buyer and St. Cloud; provided, however, that the provisions of this Section 7.9 will not prohibit (a) any disclosure required by any applicable Legal Requirements (in which case the disclosing party will provide the other parties with the opportunity to review in advance the disclosure) or (b) any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the Contemplated Transactions.

7.10.

Noncompetition and Nonsolicitation.  For a period of seven years from and after the Closing Date, the Company, St. Cloud, Robert J. Keith, Jr., Andrew M. Hunter III, Marc J. Illies, Stephen R. Pflaum and Walter R. Barry, Jr. will not engage directly or indirectly in all or any portion of the Business as conducted as of the Closing Date (other than in the Buyer’s employ) in any geographic area in which the Company conducts the Business as of the Closing Date; provided, however, that no owner of less than 5% of the outstanding stock of any publicly-traded corporation will be deemed to be so engaged solely by reason thereof in the Business.  For a period of seven years from and after the Closing Date, none of the Sellers will recruit, offer employment, employ, engage as a consultant, lure or entice away, or in any other manner persuade or attempt to persuade, any Person who is an employee of the Buyer to leave the employ of the Buyer.  If an arbitrator or other tribunal of competent jurisdiction declares that any term or provision of this Section 7.10 is invalid or unenforceable, the parties hereto agree that the arbitrator or other tribunal making the determination of invalidity or unenforceability will have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the determination may be appealed.  Enforcement of this Section 7.10 is subject to the dispute resolution process set forth in Section 13.11.

7.11.

Further Assurances.  From and after the Closing Date, upon the request of either St. Cloud or the Buyer, each of the parties hereto will do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the Contemplated Transactions.  None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, supplier, distributor or customer of the Company or other Person with whom the Company has a relationship from maintaining the same relationship with the Buyer after the Closing as it maintained with the Company prior to the Closing.  Each Seller will refer all customer inquiries relating to the Business to the Buyer, from and after the Closing.

7.12.

Change of Name.  The parties intend that from and after the Closing Date, the Company shall change its corporate name.  Accordingly, at the Closing, the Company shall deliver to the Buyer a duly executed and acknowledged certificate of amendment to the Company’s articles of organization or other appropriate document which is required to change the Company’s corporate name (from and after the Closing Date) to a new name bearing no resemblance to its present name so as to make the Company’s present name available to the Buyer.  The Buyer is hereby authorized to file such certificate or other document at or after the Closing in order to effectuate such change of name.  The Sellers will execute and deliver, from time to time promptly upon request, such additional documents as may be required to give effect to such name change and to permit the Buyer to use fully the “Tru-Stone Technologies, Inc.” name and related marks as it may elect.  The Sellers acknowledge and agree that the Buyer will acquire as part of the Assets the exclusive use of the name “Tru-Stone Technologies, Inc.” and all related names and marks, and that none of the Sellers will use such name or any similar name subsequent to the Closing.

7.13.

Employees.

7.13.1

Prior to the Closing the Buyer will offer employment, conditional upon and effective as of the Closing, to all Business Employees who are listed on Schedule 3.23 and actively working for the Company as of the Closing Date, as well as to Business Employees hired since the date as of which Schedule 3.23 was prepared and actively working for the Company as of the Closing Date.  The Business Employees who commence employment with the Buyer as of the Closing shall be referred to as the “Transferred Employees”.  As of the Closing, the Company shall terminate its employment of the Transferred Employees and the employment of all such Transferred Employees with the Company shall cease.  Notwithstanding the foregoing, in the case of Business Employees who, on the Closing Date, are on a leave of absence approved by the Company pursuant to a Company Plan or as required by law (not including vacation time or personal days), the employment of such employees by Buyer shall be effective as soon as they return from leave; provided that Buyer shall be obligated to hire any such Business Employee only if such employee returns to active service on the earlier of (x) the first day following expiration of such employee’s approved leave of absence, subject to any extension thereof granted in accordance with an applicable Company Plan or applicable law and (y) 90 days following the Closing Date, except that Buyer shall be obligated to hire all such Business Employees to the extent required by applicable law.  Upon hire by the Buyer, such employees shall also be “Transferred Employees” under this Agreement.  The Buyer will offer the Transferred Employees employment on employment terms, including salary and other benefits, substantially similar in the aggregate, determined by reference to employer cost, to those maintained for and provided to such individuals by the Company immediately prior to the Closing (other than severance and any deferred compensation), subject to the terms and conditions of any employee benefit plans that the Buyer maintains or establishes for the Transferred Employees.  Notwithstanding the foregoing, the Buyer shall offer the Transferred Employees major medical insurance, dental insurance and life insurance without a waiting period (or with a waiting period no longer than thirty (30) days and with credit granted for service with the Company).  Nothing in this Section 7.13.1 shall be construed to prevent the amendment or termination of any employee benefit plan following the commencement of employment of the Transferred Employees with the Buyer, or to require Buyer to maintain any particular employee benefit plan, or any particular level or form of benefit under an employee benefit plan, following the commencement of employment of the Transferred Employees with the Buyer, nor shall anything herein be construed to interfere with the Buyer’s right or obligation to make such changes as are necessary to conform with applicable law.

7.13.2

As provided in Section 2.8 of this Agreement, all Liabilities relating to all Company Workers related to periods of employment prior to the Closing Date shall remain with and be paid by the Sellers, except to the extent such Liabilities constitute Assumed Liabilities pursuant to the terms of Section 2.7.4 of this Agreement.  All Liabilities relating to any Transferred Employee related to periods of employment following the Closing Date shall be the responsibility of Buyer.

7.13.3

Buyer shall use commercially reasonable efforts to cause all pre-existing conditions that any Transferred Employee has as of the Closing Date, and all proof of insurability provisions to which such employee would be otherwise subject, to be waived or satisfied for all conditions covered by any welfare benefit plan (as defined in Section 3(1) of ERISA) maintained or established by Buyer in which any such employee participates, in each case to the same extent waived or satisfied under the corresponding Company Plan.  Buyer shall use commercially reasonable efforts to cause all waiting periods applicable to newly-hired employees under each such welfare benefit plan maintained or established by Buyer to be waived with respect to Transferred Employees to the extent that any such waiting periods were waived or satisfied under the corresponding Company Plan.  Buyer shall use commercially reasonable efforts to cause any eligible expenses incurred by a Transferred Employee during the portion of the plan year prior to the Closing Date to be accounted for in the corresponding new or existing welfare benefit plan of Buyer for purposes of satisfying all deductibles, coinsurance and maximum out-of-pocket requirements applicable to such employee for the plan year in which the Closing Date occurs if such amounts had been paid for the corresponding benefit in accordance with such new or existing welfare benefit plan.

7.13.4

Buyer shall credit each Transferred Employee the amount of accrued and unpaid Flexible Time Off applicable to such Transferred Employee as of the close of business on the day immediately preceding the Closing Date, to the extent such amount is an Assumed Liability under Section 2.7.4.

7.13.5

For purposes of any employee benefit plan established for or made available after the Closing Date to Transferred Employees by the Buyer or an Affiliate, Buyer shall cause each Transferred Employee to receive service credit for purposes of eligibility and vesting, and for purposes of benefit accrual under any severance or vacation pay plan (but not for purposes of benefit accrual under any other employee benefit plan), for all periods of employment with the Company or predecessors thereto prior to the Closing Date, to the extent such credit was given under the corresponding Company Plan.

7.13.6

The Sellers agree to cooperate with the Buyer in connection with the transfer of the Transferred Employees.

7.13.7

Subject to the last sentence of this Section 7.13.7, Sellers shall be responsible for any and all liability under the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or under any state, local or foreign law concerning layoffs or the closing or relocation of worksites or the like which arises out of or results from any termination of the employment of Business Employees on or before the Closing Date.  Buyer shall be responsible for any and all liability under the WARN Act or under any such state or local law with respect to Transferred Employees which arises out of or results from any termination of employment by Buyer after the Closing Date.

7.14.

Contract Assignment Procedure.  At Closing, the Company shall assign to Buyer all of the Company’s rights under the Contracts, and Buyer shall assume all of the Company’s obligations to be performed and all liabilities accruing after the Closing under the Contracts.  Sellers shall take all steps necessary to cause the effective assignment of the Contracts at the Closing.  To the extent that the assignment of any of the Contracts or the transfer of any Asset requires the consent of any other party thereto (including, without limitation, the Company or any Affiliate), or shall be subject to any option in any other Person or entity by virtue of a request for permission to assign or transfer, or by reason of or pursuant to any transfer to Buyer, this Agreement shall not constitute a contract to assign the same if any attempted assignment would constitute a breach thereof or give rise to such an option, and the Sellers shall use commercially reasonable efforts to procure consent to any such assignment; provided however, that in the event that any such consent is not obtained at or prior to the Closing, such event shall not cause the Closing to be delayed or constitute a default by the Sellers of any obligation hereunder.  If any such consent is not obtained, or if for any reason any such assignment is not consummated, at Buyer’s request, the Sellers shall cooperate with Buyer to provide for the Buyer the benefit, monetary or otherwise, of any such Contract including, without limitation, enforcement of any and all rights of the Company against the other party thereto arising out of any breach or cancellation thereof by such party or otherwise, provided that such cooperation (i) shall be at Buyer’s cost and expense and (ii) shall not cause Company to violate any such Contract.  Buyer shall not assume any liability of any sort for any Contract which is not assigned to it as a result of the Company’s failure to obtain the required consent.

7.15.

Debt.  Prior to the Closing the Company will obtain and deliver to the Buyer documentation reasonably satisfactory to the Buyer from each holder of Debt (a) stating the prepayment amount of the outstanding Debt held by such holder as of the Closing Date, (b) stating that, if such prepayment amount so identified is paid to such holder on the Closing Date, such holder will release any and all Encumbrances that it may have with respect to any of the Assets and will take all actions necessary to effectuate such release (including executing and delivering to the Buyer all reasonably necessary documentation in form suitable for filing with all appropriate Governmental Authorities) and (c) providing payment instructions sufficient for repaying such Debt as contemplated by Section 2.4(a).

8.

CONDITIONS TO THE BUYER’S OBLIGATIONS AT THE CLOSING.

The obligations of the Buyer to consummate the Closing is subject to the fulfillment of each of the following conditions:

8.1.

Representations and Warranties.  The representations and warranties of the Company, St. Cloud and the Shareholders contained in this Agreement and in any document, instrument or certificate delivered hereunder (a) that are not qualified by materiality or Material Adverse Effect will be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing and (b) that are qualified by materiality or Material Adverse Effect will be true and correct in all respects at and as of the Closing with the same force and effect as if made as of the Closing, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time.

8.2.

Performance.  The Sellers will have performed and complied in all material respects, with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by them at or prior to the Closing.

8.3.

Assignment of Contracts.  The Company shall have obtained consents, in form and substance satisfactory to Buyer, to the assignment by the Company to the Buyer of the Contractual Obligations listed in Schedule 8.3.

8.4.

Compliance Certificate.  The Sellers will have delivered to the Buyer a certificate substantially in the form of Exhibit 8.4.

8.5.

Qualifications.  No provision of any applicable Legal Requirement and no Government Order will prohibit the consummation of any of the Contemplated Transactions.

8.6.

Absence of Litigation.  No Action will be pending or threatened in writing which may result in a Governmental Order (nor will there be any Governmental Order in effect) (a) which would prevent consummation of any of the Contemplated Transactions, (b) which would result in any of the Contemplated Transactions being rescinded following consummation, (c) which would limit or otherwise adversely affect the right of the Buyer to control the Company, or to operate all or any material portion of either the Business or Assets or of the business or assets of the Buyer or any of its Affiliates or (d) would compel the Buyer or any of its Affiliates to dispose of all or any material portion of either the Business or Assets or the business or assets of the Buyer or any of its Affiliates.

8.7.

Consents, etc.  All actions by (including any authorization, consent or approval) or in respect of (including notice to), or filings with, any Governmental Authority or other Person that are required to consummate the Contemplated Transactions, as disclosed in Schedule 3.4, Schedule 3.5, Schedule 5.3 and Schedule 5.4 or as otherwise reasonably requested by the Buyer, will have been obtained or made, in a manner reasonably satisfactory in form and substance to the Buyer (including KLA-Tencor Corporation’s consent to the Contemplated Transactions and a waiver of its right under the Purchase Agreement between KLA-Tencor Corporation and the Company, dated as of February 22, 2005, to terminate such Purchase Agreement in the event of a change of control of the Company) and no such authorization, consent or approval will have been revoked.

8.8.

FIRPTA Certificate.  St. Cloud will have delivered to the Buyer a certification (in such form as may be reasonably requested by counsel to the Buyer) conforming to the requirements of Treasury Regulations 1.1445-2(b)(2).

8.9.

Proceedings and Documents.  All corporate and other proceedings in connection with the Contemplated Transactions and all documents incident thereto will be reasonably satisfactory in form and substance to the Buyer and its counsel, and they will have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

8.10.

Certain Agreements.  Each of the Ancillary Agreements will have been executed and delivered to the Buyer by each of the other parties thereto.

8.11.

Financing.  The Buyer will have obtained the proceeds of the Financing on terms and conditions no less favorable to the Buyer than those of the Commitment.

8.12.

Title Insurance Policy.  Old Republic National Title Insurance Company shall deliver to the Buyer an Owner’s Title Insurance Policy in the form of the Pro Forma Title Insurance Policy attached hereto as Exhibit 8.12.

8.13.

Employees.  The Company shall have, effective immediately prior to the Closing, (i) terminated all Business Employees, and (ii) except as otherwise explicitly provided herein, paid or accrued any and all Liabilities relating to such termination, any payments and benefits due such employees for accrued salary and wages.  At Closing, the Company shall deliver to Buyer the complete personnel records of each Transferred Employee.  Each Key Employee shall have signed and delivered to the Buyer an employment offer letter and a Non-Disclosure, Non-Competition and Non-Solicitation Agreement, each in the form provided by the Buyer.

8.14.

No Material Adverse Change.  Since the Balance Sheet Date, there will have occurred no events nor will there exist circumstances which singly or in the aggregate have resulted in a Material Adverse Effect.

8.15.

Legal Opinion.  The Buyer shall have received from Leonard, Street and Deinard, special counsel to the Sellers, its opinion with respect to the Contemplated Transactions, which will include opinions as to the valid existence and corporate power of the Company and St. Cloud; due authorization, and enforceability against each of them, of the Contemplated Transaction documents; non-contravention; and such other matters with respect to the Contemplated Transactions as the Buyer or its counsel may reasonably request.  Such opinion will, at the request of the Buyer, be confirmed to any provider of third party financing.

8.16.

UCC Termination.  The Company shall have delivered to Buyer a UCC termination statement terminating State Bank & Trust’s security interest in the fixtures described in the UCC Financing Statement filed on September 29, 2003 by State Bank & Trust, West Fargo Office, 409 Sheyenne Street, West Fargo, ND  58078.

9.

CONDITIONS TO THE SELLERS’ OBLIGATIONS AT THE CLOSING.

The obligations of the Sellers to consummate the Closing is subject to the fulfillment of each of the following conditions (unless waived by the Company in accordance with Section 13.3):

9.1.

Representations and Warranties.  The representations and warranties of the Buyer contained in this Agreement and in any document, instrument or certificate delivered hereunder (a) that are not qualified by materiality or Material Adverse Effect will be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing and (b) that are qualified by materiality or Material Adverse Effect will be true and correct in all respects at and as of the Closing with the same force and effect as if made as of the Closing, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time.

9.2.

Performance.  The Buyer will have performed and complied with, in all material respects, all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by the Buyer at or prior to the Closing.

9.3.

Compliance Certificate.  The Buyer will have delivered to the Company a certificate in the form of Exhibit 9.3.

9.4.

Qualifications.  No provision of any applicable Legal Requirement and no Government Order will prohibit the consummation of any of the Contemplated Transactions.

9.5.

Absence of Litigation.  No Action will be pending or threatened in writing which may result in Governmental Order, nor will there be any Governmental Order in effect, (a) which would prevent consummation of any of the Contemplated Transactions or (b) which would result in any of the Contemplated Transactions being rescinded following consummation (and no such Governmental Order will be in effect).

9.6.

Consents, etc.  All actions by (including any authorization, consent or approval) or in respect of (including notice to), or filings with, any Governmental Authority or other Person that are required to consummate the Contemplated Transactions, as disclosed in Schedule 6.3 and Schedule 6.4, will have been obtained or made, in a manner reasonably satisfactory in form and substance to the Company, and no such authorization, consent or approval will have been revoked.

9.7.

Proceedings and Documents.  All corporate and other proceedings in connection with the Contemplated Transactions and all documents incident thereto will be reasonably satisfactory in form and substance to the Company and to its counsel, and the Company will have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

9.8.

Ancillary Agreements.  Each of the Ancillary Agreements to which any of the Sellers is a party will have been executed and delivered to the Company.

9.9.

Legal Opinion.  The Company will have received from Ropes & Gray LLP, special counsel to the Buyer, its opinion with respect to the Contemplated Transactions, which opinion will be in the form and substance reasonably satisfactory to the Company and cover such matters with respect to the Contemplated Transactions as the Company or its counsel may reasonably request.

10.

TERMINATION.

10.1.

Termination of Agreement.  This Agreement may be terminated (the date on which the Agreement is terminated, the “Termination Date”) at any time prior to the Closing:

(a)

by mutual written consent of the Buyer and the Company;

(b)

by either the Buyer or the Company by providing written notice to the other at any time after April 28, 2006 (the “Final Termination Date”) if the Closing shall not have occurred by reason of the failure of any condition set forth in Section 8, in the case of the Buyer, or Section 9, in the case of the Company, to be satisfied (unless such failure is the result of one or more breaches or violations of, or inaccuracy in any covenant, agreement, representation or warranty of this Agreement by the terminating party);

(c)

by either the Buyer or the Company if a final nonappealable Governmental Order permanently enjoining, restraining or otherwise prohibiting the Closing will have been issued by a Governmental Authority of competent jurisdiction;

(d)

by the Buyer if either (i) there will be a breach of, or inaccuracy in, any representation or warranty of the Company, St. Cloud or any of the Shareholders contained in this Agreement as of the date of this Agreement or as of any subsequent date (other than representations or warranties that expressly speak only as of a specific date or time, with respect to which the Buyer’s right to terminate will arise only in the event of a breach of, or inaccuracy in, such representation or warranty as of such specified date or time), or (ii) any of the Sellers will have breached or violated in any material respect any of their respective covenants and agreements contained in this Agreement, which breach or violation would give rise, or could reasonably be expected to give rise, to a failure of a condition set forth in Section 8 and cannot be or has not been cured on or before the earlier of the Final Termination Date or ten Business Days after the Buyer notifies the Company of such breach or violation; or

(e)

by the Company if either (i) there will be a breach of, or inaccuracy in, any representation or warranty of the Buyer contained in this Agreement as of the date of this Agreement or as of any subsequent date (other than representations or warranties that expressly speak only as of a specific date or time, with respect to which the Company’s right to terminate will arise only in the event of a breach of, or inaccuracy in, such representation or warranty as of such specified date or time), or (ii) the Buyer will have breached or violated in any material respect any of its covenants and agreements contained in this Agreement, which breach or violation would give rise, or could reasonably be expected to give rise, to a failure of the condition set forth in Section 8 and cannot be or has not been cured on or before the earlier of the Final Termination Date or ten Business Days after the Company notifies the Buyer of such breach or violation.

10.2.

Effect of Termination.  If this Agreement is terminated pursuant to Section 10.1 above, all further obligations of the parties under this Agreement will terminate, and there shall be no liability on the part of any party hereto to any other party, except that the obligations in Sections 7.7 (Expenses), 7.8 (Confidentiality), 11 (Indemnification), 13.10 (Governing Law), 13.11 (Arbitration), 13.12 (Jurisdiction) and 13.15 (Waiver of Jury Trial) will survive; provided, however, that if this Agreement is terminated by a party because of one or more breaches or violations of, or inaccuracy in, any covenant, agreement, representation or warranty of this Agreement by the other party, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

11.

INDEMNIFICATION.

11.1.

Indemnification for Representations and Warranties.

11.1.1

Indemnification.  Subject to the limitations set forth in this Section 11, each of the Company and St. Cloud, jointly and severally, and each Shareholder, individually and severally, on a pro rata basis in accordance with each Shareholder’s percentage ownership in St. Cloud set forth in Schedule 4.4, shall indemnify and hold harmless the Buyer and each of its Affiliates, and the Representatives and Affiliates of each of the foregoing Persons (each, a “Buyer Indemnified Person”), from, against and in respect of any and all Actions, Liabilities, Governmental Orders, Encumbrances, losses, damages, bonds, dues, assessments, fines, penalties, Taxes, fees, costs (including costs of investigation, defense and enforcement of this Agreement), expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts fees and expenses), whether or not involving a Third Party Claim (collectively, “Losses”), incurred or suffered by the Buyer Indemnified Persons or any of them as a result of, arising out of or directly or indirectly relating to any breach of, or inaccuracy in, any representation or warranty made by the Company, St. Cloud or the Shareholders or any of them in this Agreement, any Ancillary Agreement or in any document, Schedule, instrument or certificate delivered pursuant to this Agreement.

11.1.2

Guaranty by Certain Shareholders.  Robert J. Keith, Jr. (“Keith”) hereby guaranties the obligations and performance of each of Robert J. Keith, III, Laura Keith Bredeson and Michele Keith (together, the “Keith Beneficiaries”) under this Agreement.  Andrew M. Hunter III (“Hunter”) hereby guaranties the obligations and performance of each of Ashley L. Hunter 1993 Trust, Lacey M. Hunter 1995 Trust and Jocelyn W. Hunter 1997 Trust (together, the Hunter Beneficiaries”) under this Agreement.  Walter R. Barry, Jr. hereby guaranties the obligations and performance of each of Walter R. Barry, III, Randall D. Barry and Stewart M. Barry (together, the “Barry Beneficiaries”) under this Agreement.  Barry, Keith and Hunter are collectively referred to as the “Guarantors”, and the Keith Beneficiaries, the Hunter Beneficiaries, and the Barry Beneficiaries are collectively referred to as the “Beneficiaries” under this Section 11.1.2.  The obligations of the Guarantors under this Section 11.1.2 are independent of the obligations of the Guarantors elsewhere in this Agreement, and a separate action or actions may be brought and prosecuted against the Guarantors regardless of whether any action is brought against the Beneficiaries or whether the Beneficiaries are joined in any such action or actions, and Buyer shall first bring any action under this Section 11.1.2 against the Guarantors and not the Beneficiaries.  The guaranties under this Section 11.1.2 are guaranties of payment when due, and shall be unconditional regardless of any bankruptcy, insolvency or similar proceeding with respect to any of the Beneficiaries; provided, that the foregoing shall not be deemed to preclude the Guarantors from asserting any of the defenses that would have been available to Beneficiaries.  The Guarantors agree that they shall indemnify the Buyer on demand for all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Buyer in connection with enforcing any of its rights pursuant to this Section 11.1.2, including in respect of any of the Beneficiaries’ obligations or any portion thereof rescinded or restored.  This Section 11.1.2 shall survive the Closing and shall remain in full force and effect.

11.1.3

Monetary Limitations.  The Sellers will have no obligation to indemnify the Buyer Indemnified Persons pursuant to Section 11.1.1 in respect of Losses arising from the breach of, or inaccuracy in, any representation or warranty described therein unless the aggregate amount of all such Losses incurred or suffered by the Buyer Indemnified Persons exceeds $196,000 (at which point the Sellers will indemnify the Buyer Indemnified Persons for all such Losses from dollar one, including the first $196,000 and not only to the extent such Losses exceed $196,000); provided, however, that the Sellers’ aggregate liability in respect of claims for indemnification pursuant to Section 11.1.1 will not exceed $1,900,000; provided further, however, that the foregoing limitations will not apply to (a) claims for indemnification pursuant to Section 11.1.1 in respect of breaches of, or inaccuracies in, representations and warranties set forth in Sections 3.1 (Organization), 3.3 (Power and Authorization), 3.5(e) (Breach of Organizational Documents), 3.6 (Ownership; Debt), 3.11.1 (Assets), 3.16.1(a) (Legal Compliance), 3.16.2 (Illegal Payments), 3.17 (Tax Matters), 3.27 (No Brokers), 4.1 (Organization), 4.2 (Power and Authorization), 4.3 (Noncontravention), 4.4 (Title), 5.1 (Organization), 5.2 (Power and Authorization), 5.4 (Noncontravention), 5.5 (Title), 5.6 (No Brokers) and 5.7 (Ownership) or (b) claims based upon fraud or intentional misrepresentation.  Claims for indemnification pursuant to the proviso immediately preceding this sentence and any provision of this Agreement other than Section 11.1.1 are not subject to the monetary limitations set forth in this Section 11.1.2.

11.2.

Indemnification for Covenants and Certain Other Matters.  Subject to the limitations set forth in this Section 11, each of the Company and St. Cloud, jointly and severally, and each Shareholder, individually and severally, on a pro rata basis in accordance with each Shareholder’s percentage ownership in St. Cloud set forth in Schedule 4.4, shall indemnify and hold harmless each Buyer Indemnified Person from, against and in respect of any and all Losses, incurred or suffered by the Buyer Indemnified Persons or any of them as a result of, arising out of or directly or indirectly relating to:

11.2.1

any breach or violation of any covenant or agreement of (i) the Company prior to the Closing, to the extent required to be performed or complied with by the Company prior to the Closing and (ii) St. Cloud or the Shareholders or any of them, in each case in or pursuant to this Agreement or any Ancillary Agreement; and

11.2.2

any liability of the Company which is not an Assumed Liability (including any liability of the Company that becomes a liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law).

11.3.

Indemnity by the Buyer.

11.3.1

Indemnification.  Subject to the limitations set forth in this Section 11, the Buyer will indemnify and hold harmless the Sellers and each of their respective Affiliates (including, prior to the Closing, the Company), and the Representatives and Affiliates of each of the foregoing Persons (each, a “Seller Indemnified Person”), from, against and in respect of any and all Losses incurred or suffered by the Seller Indemnified Persons or any of them as a result of, arising out of or relating to, directly or indirectly:

(a)

any breach of, or inaccuracy in, any representation or warranty made by the Buyer in this Agreement any Ancillary Agreement or in any document, Schedule, instrument or certificate delivered pursuant to this Agreement (in each case, as such representation or warranty would read if all qualifications as to materiality, including each reference to the defined term “Material Adverse Effect,” were deleted therefrom);

(b)

any breach or violation of any covenant or agreement of the Buyer (including under this Section 11) or any covenant or agreement of the Company to the extent required to be performed or complied with by the Company after the Closing, in either case in or pursuant to this Agreement or any Ancillary Agreement; or

(c)

any Assumed Liability.

11.4.

Monetary Limitations.  The Buyer will have no obligation to indemnify the Seller Indemnified Persons pursuant to Section 11.3.1(a) in respect of Losses arising from the breach of, or inaccuracy in, any representation or warranty described therein unless and until the aggregate amount of all such Losses incurred or suffered by the Seller Indemnified Persons exceeds $196,000 (at which point the Buyer will indemnify the Seller Indemnified Persons for all such Losses from dollar one, including the first $196,000 and not only to the extent such Losses exceed $196,000), and the Buyer’s aggregate liability in respect of claims for indemnification pursuant to Section 11.3.1(a) will not exceed $1,900,000; provided, however, that foregoing limitations will not apply to (a) claims for indemnification pursuant to Section 11.3.1(a) in respect of breaches of, or inaccuracies in, representations and warranties set forth in Sections 6.1 (Organization), 6.2 (Power and Authorization), 6.4(b), (c) or (d) (Noncontravention) or 6.6 (No Brokers) or (b) claims based upon fraud or intentional misrepresentation.  Claims for indemnification pursuant to the proviso immediately preceding this sentence and any provision other than Section 11.3.1(a) are not subject to the limitations set forth in this Section 11.4.

11.5.

Time for Claims.  No claim may be made or suit instituted seeking indemnification pursuant to this Section 11 for any breach of, or inaccuracy in, any representation or warranty unless a written notice describing such breach or inaccuracy in reasonable detail in light of the circumstances then known to the Indemnified Party, is provided to the Indemnifying Party:

(a)

at any time, in the case of any breach of, or inaccuracy in, the representations and warranties set forth in Sections 3.1 (Organization), 3.3 (Power and Authorization), 3.5(e) (Breach of Organizational Documents), 3.6 (Ownership; Debt), 3.11.1 (Assets), 3.27 (No Brokers), 4.1 (Organization), 4.2 (Power and Authorization), 4.3 (Noncontravention), 4.4 (Title), 5.1 (Organization), 5.2 (Power and Authorization), 5.4 (Noncontravention), 5.5 (Title), 5.6 (No Brokers) and 5.7 (Ownership);

(b)

at any time, in the case of any claim or suit based upon violations of law, fraud or intentional misrepresentation;

(c)

at any time prior to the thirtieth day after the expiration of the applicable statute of limitations (taking into account any tolling periods and other extensions) in the case of any breach of, or inaccuracy in, the representations and warranties set forth in Section 3.17 (Tax Matters); and

(d)

at any time on or prior to September 1, 2007, in the case of any breach of, or inaccuracy in, any other representation and warranty in this Agreement.

11.6.

Third Party Claims.

11.6.1

Notice of Claim.  If any third party will notify an Indemnified Party with respect to any matter (a “Third Party Claim”) which may give rise to an Indemnified Claim against an Indemnifying Party under this Section 11, then the Indemnified Party will promptly give written notice to the Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Section 11, except to the extent such delay actually and materially prejudices the Indemnifying Party.

11.6.2

Assumption of Defense, etc.  The Indemnifying Party will be entitled to participate in the defense of any Third Party Claim that is the subject of a notice given by the Indemnified Party pursuant to Section 11.6.1.  In addition, the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (a) the Indemnifying Party gives written notice to the Indemnified Party within fifteen days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any and all Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (b) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have adequate financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (c) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party, (d) the Indemnified Party has not been advised by counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third Party Claim, (e) the Third Party Claim does not relate to or otherwise arise in connection with Taxes or any criminal or regulatory enforcement Action, (f) settlement of, an adverse judgment with respect to or the Indemnifying Party’s conduct of the defense of the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to be adverse to the Indemnified Party’s reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business) and (g) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.  The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that the Indemnifying Party will pay the fees and expenses of separate co-counsel retained by the Indemnified Party that are incurred prior to Indemnifying Party’s assumption of control of the defense of the Third Party Claim.

11.6.3

Limitations on Indemnifying Party.  The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party unless such judgment, compromise or settlement (a) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (b) results in the full and general release of the Buyer Indemnified Persons or Seller Indemnified Persons, as applicable, from all liabilities arising or relating to, or in connection with, the Third Party Claim and (c) involves no finding or admission of any violation of Legal Requirements or the rights of any Person and no effect on any other claims that may be made against the Indemnified Party.

11.6.4

Indemnified Party’s Control.  If the Indemnifying Party does not deliver the notice contemplated by clause (a), or the evidence contemplated by clause (b), of Section 11.6.2 within 15 days after the Indemnified Party has given notice of the Third Party Claim, or otherwise at any time fails to conduct the defense of the Third Party Claim actively and diligently, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith).  If such notice and evidence is given on a timely basis and the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently but any of the other conditions in Section 11.6.2 is or becomes unsatisfied, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim; provided, however, that the Indemnifying Party will not be bound by the entry of any such judgment consented to, or any such compromise or settlement effected, without its prior written consent (which consent will not be unreasonably withheld or delayed).  In the event that the Indemnified Party conducts the defense of the Third Party Claim pursuant to this Section 11.6.4, the Indemnifying Party will (a) advance the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses) and (b) remain responsible for any and all other Losses that the Indemnified Party may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Section 11.

11.6.5

Consent to Jurisdiction Regarding Third Party Claim.  The Buyer and the Sellers, each in its capacity as an Indemnifying Party, hereby consents to the non-exclusive jurisdiction of any court in which any Third Party Claim may brought against any Indemnified Party for purposes of any claim which such Indemnified Party may have against such Indemnifying Party pursuant to this Agreement in connection with such Third Party Claim, and in furtherance thereof, the provisions of Section 13.12 are incorporated herein by reference, mutatis mutandis.

11.7.

 Limitations on Buyer’s Remedies.  Any language in this Agreement to the contrary notwithstanding, and subject only to the exclusions described in Section 11.1.3, the funds constituting Escrow Amount shall be the sole and exclusive remedy of any Buyer Indemnified Person against the Company, St. Cloud, and/or the Shareholders as Indemnifying Parties pursuant to this Agreement for any Losses incurred or suffered by a Buyer Indemnified Person as a result of, or arising out of, any breach of any representation or warranty made by the Company, St. Cloud or the Shareholders, or any of them, in this Agreement, any Ancillary Agreement, Schedule, or certificate delivered pursuant to this Agreement.  Losses payable by any of the Sellers as Indemnifying Parties to a Buyer Indemnified Person which are not limited in amount to the Escrow Amount pursuant to Section 11.1.3 will be paid in cash first out of the Escrow Amount (for as long as there are sufficient funds), and thereafter by the Shareholders (on a pro rata basis in proportion to their respective interests in St. Cloud as set forth in Schedule 4.4 and subject to Section 11.2).

11.8.

Remedies Cumulative.  The rights of each Buyer Indemnified Person and Seller Indemnified Person under this Section 11 are cumulative, and each Buyer Indemnified Person and Seller Indemnified Person, as the case may be, will have the right in any particular circumstance, in its sole discretion, to enforce any provision of this Section 11 without regard to the availability of a remedy under any other provision of this Section 11.

12.

TAX MATTERS.

12.1.

Certain Taxes and Fees.

The Minnesota state deed tax and all other transfer, documentary, sales, use stamp, registration and similar Taxes, and any conveyance fees incurred in connection with the Contemplated Transactions and title conveyance, will be paid by the Company when due.  All such fees and taxes upon Buyer’s mortgage and other financing will be paid by Buyer when due.  The Company shall pay the Stearns County Recorder’s, Minnesota Secretary of State’s, other recording officer’s and title insurer’s fees for recording title clearance documents.  Buyer shall pay the Stearns County Recorder’s, Minnesota Secretary of State’s, other recording officer’s and title insurer’s fees for recording documents conveying title from the Company to Buyer and documents relating to Buyer’s mortgage and other financing.  The Company and Shareholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges and, if required by applicable law, Buyer will (and will cause its Affiliates to) join in the execution of any such Tax Returns and other documentation.

12.2.

Ad Valorem Taxes.

Ad valorem real and tangible personal property taxes with respect to the Assets for the calendar year in which the Closing occurs shall be prorated between the Company and Buyer as of the Closing Date, with Buyer being responsible for the Closing Date. If the amount of such taxes with respect to any of the Assets for the calendar year in which the Closing occurs has not been determined as of the Closing Date, then the taxes with respect to such Assets for the preceding calendar year shall be used to calculate such prorations, with known changes in valuation or millage applied.  Notwithstanding any other provision of this Agreement, past, current year and future installments of special assessments shall be prorated between the Company and Buyer as of the Closing Date, with Buyer being responsible for the Closing Date.  Notwithstanding this or any other provision of this Agreement, under no circumstances will the Buyer be responsible for special assessments relating to periods prior to the Closing Date.

12.3.

Cooperation on Tax Matters.  Buyer, the Company, the Shareholders and the Seller will cooperate fully, as and to the extent reasonably requested by the other party, in connection with any Tax matters relating to the Company (including by the provision of reasonably relevant records or information).  The party requesting such cooperation will pay the reasonable out-of-pocket expenses of the other party.

13.

MISCELLANEOUS.

13.1.

Notices.  All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

(a)

by hand (in which case, it will be effective upon delivery);

(b)

by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or

(c)

by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service);

in each case, to the address (or facsimile number) listed below:

If to the Company prior to the Closing, to it at:

Tru-Stone Technologies, Inc.

1101 Prosper Drive, Box 430

Waite Park, MN  56387

Telephone number:  (320) 251-7171
Facsimile number:  (320) 259-5070
Attention:  Marc Illies

with a copy to:

Leonard, Street and Deinard

150 South Fifth Street, Suite 230

Minneapolis, MN  55402

Telephone number:  (612) 335-1546
Facsimile number:   (612) 335-1657
Attention:  Stephen R. Pflaum, Esq.

If to the Buyer, to it at:

The L.S. Starrett Company

121 Crescent Street

Athol, MA  01331-1915

Telephone number: (978) 249-3551
Facsimile number: (978) 249-8495
Attention:  Douglas A. Starrett

with a copy to:

Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Telephone number:  (617) 951-7000
Facsimile number: (617) 951-7050
Attention:  Steven A. Wilcox, Esq.

If to the Company after the Closing, or to St. Cloud or any  Shareholder, to any of them at:

St. Cloud Industries, Inc.

c/o Hunter, Keith Industries, Inc.

4924 IDS Center

80 South 8th Street

Minneapolis, MN 55435

Telephone number: 612-204-0647

Facsimile number:  612-338-7079

Attention:  Robert W. Horstman, V.P. – Finance

with a copy to:

Leonard, Street and Deinard

150 South Fifth Street, Suite 230

Minneapolis, MN  55402

Telephone number:  (612) 335-1546

Facsimile number:   (612) 335-1657

Attention:  Stephen R. Pflaum, Esq.

Each of the parties to this Agreement may specify different address or facsimile number by giving notice in accordance with this Section 13.1 to each of the other parties hereto.

13.2.

Succession and Assignment; No Third-Party Beneficiary.  Subject to the immediately following sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a party hereto for all purposes hereof.  No party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that the Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates or to any provider of the Financing and  (b) designate one or more of its Affiliates to perform its obligations hereunder, in each case, so long as Buyer is not relieved of any Liability hereunder.  Except as expressly provided herein, this Agreement is for the sole benefit of the parties and their permitted successors and assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the parties and such successors and assignees, any legal or equitable rights hereunder.

13.3.

Amendments and Waivers.  No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Buyer and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.  No waiver by any party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.  No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

13.4.

Entire Agreement.  This Agreement, together with the other Ancillary Agreements and any documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.

13.5.

Schedules.  The disclosures in the Disclosure Schedules may be cross-referenced to relate to the representations and warranties of more than one section of this Agreement, so long as each cross-reference clearly states the section or sections to which the cross-reference pertains.  In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in such a Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

13.6.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument.  This Agreement will become effective when duly executed by each party hereto.

13.7.

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

13.8.

Headings.  The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

13.9.

Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  The parties intend that each representation, warranty and covenant contained herein will have independent significance.  If any party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant.

13.10.

Governing Law.  This Agreement, the rights of the parties and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of the State of Minnesota (unless otherwise explicitly stated), without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

13.11.

Dispute Process.

13.11.1

Subject to the provisions of Sections 2.6.4 and 11.6.5, each party to this Agreement, by its execution hereof, agrees that all disputes, claims, or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved by the American Arbitration Association before a single arbitrator in Minneapolis, Minnesota.  If the parties hereto cannot agree upon such a person within fifteen (15) business days of written notice of intent to arbitrate a dispute, then all matters so disputed shall be submitted to a single arbitrator who is selected by the presiding officer of the American Arbitration Association in Minneapolis, Minnesota (the individual so selected being referred to herein as the “Arbitrator”) for resolution in accordance with the terms, where applicable, of this Agreement, and otherwise in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  Such arbitration shall be conducted in accordance with the rules and regulations promulgated by the American Arbitration Association unless specifically modified herein.  In the event the American Arbitration Association is unavailable, the arbitration shall be conducted before an arbitrator that is mutually agreeable to the parties and, in such event, all references to the American Arbitration Association herein shall apply to the arbitrator chosen by the parties, which such arbitrator shall conduct the arbitration in accordance with the rules and regulations promulgated by the American Arbitration Association unless specifically modified herein.

13.11.2

The Arbitrator shall be requested by the parties to make its determination as soon as possible after the matter or matters in dispute are submitted to the same, and such determination shall be final and binding upon all the parties hereto.  Any payment required to be made as a consequence of the decision of the Arbitrator shall be made by the party hereto then obligated to pay the same, not later than thirty (30) days after the receipt of such decision.

13.11.3

The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein.  Any party refusing to comply with an award order of the Arbitrator shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award.  This Section 13.11.3 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.  The provisions of this Section 13.11 shall be enforceable in any court of competent jurisdiction.

13.11.4

The Arbitrator shall have the authority to award any remedy or relief that a court of the State of Minnesota could order or grant, including, without limitation, equitable remedies, rescission, or specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process; provided, however, that punitive or exemplary damages shall not be awarded by the Arbitrator or by any court.

13.11.5

The parties shall bear their own attorneys’ fees, costs and expenses in connection with the Arbitration; provided, however, that the arbitrator shall have authority to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined appropriate by the Arbitrator.

13.12.

Consent to Jurisdiction.  Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the American Arbitration Association to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the courts of Massachusetts or Minnesota for the purposes of enforcing the arbitration provisions of Section 13.11 of this Agreement.  Each party further irrevocably waives any objection to proceeding before the American Arbitration Association or the federal or state courts in Massachusetts or Minnesota for the purpose of enforcing the arbitration provisions of Section 13.11, and/or the specific performance provisions of Section 13.14, based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before the American Arbitration Association or litigation in the federal or state courts limited to such purposes in Massachusetts or Minnesota has been brought in an inconvenient forum.  Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given.  Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

13.13.

Agreement to Enforce.  In connection with any proceeding permitted to be brought under this Agreement against any of the Sellers, other than those brought alleging a breach of this Agreement by any of them individually, the Buyer agrees to commence arbitration or bring suit, as the case may be, against the Sellers as a group and not against any individual Shareholder.

13.14.

Specific Performance.  Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated.  Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.  Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate.  The remedies offered by this Section 13.14 are subject to, and conditional upon, the dispute arbitration process set forth in Section 13.11.

13.15.

WAIVER OF JURY TRIAL.  Subject to Section 13.11, to the extent not prohibited by applicable law that cannot be waived, the parties hereby waive, and covenant that they will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any action arising in whole or in part under or in connection with this agreement or any of the contemplated transactions, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise.  The parties agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any proceeding whatsoever between them relating to this agreement or any of the contemplated transactions, which such proceeding will instead be tried in a court of competent jurisdiction by a judge sitting without a jury.

13.16.

  Seller Representative.

13.16.1

In order to efficiently administer (i) the defense and/or settlement of any Losses for which the Sellers may be required to indemnify any Buyer Indemnified Person pursuant to Section 11, and (ii) all of the Sellers’ rights and obligations under the Escrow Agreement, each of the Sellers hereby irrevocably appoints and designates Robert W. Horstman as his, her or its representative and attorney-in-fact (the “Seller Representative”).

13.16.2

The Sellers hereby authorize the Seller Representative (i) to take all action necessary in connection with (aa) the defense and/or settlement of any Losses for which the Sellers may be required to indemnify any Buyer Indemnified Person pursuant to Section 11 hereof, and (bb) the exercise and performance of the Sellers’ rights and obligations under the Escrow Agreement, (ii) to give and receive all notices required or permitted under this Agreement after the Closing Date, and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Sellers by the terms of this Agreement.

13.16.3

In the event that the Seller Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the function of the Seller Representative shall be fulfilled by such Person as is designated by a majority of the Shareholders to fill each such vacancy and such substituted representative shall be irrevocably appointed and designated the Seller Representative for all purposes of this Agreement.

13.16.4

All decisions and actions by the Seller Representative, including (i) the defense or settlement of any Losses for which the Sellers may be required to indemnify the Buyer Indemnified Persons, or (ii) the exercise and performance of the Sellers’ rights and obligations under the Escrow Agreement, shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same. The Seller Representative shall not be liable for any action in good faith. The Seller Representative shall keep the other Sellers reasonably informed of his activities hereunder.

13.16.5

By their execution of this Agreement, each of the Sellers agrees:

(a)

the Buyer shall be able to rely conclusively on the instructions and decisions of the Seller Representative as to (aa) the settlement of any matter with the Buyer pursuant to Section 11 hereof, or (bb) the exercise and performance of the Sellers’ rights and obligations under the Escrow Agreement.

(b)

all actions, decisions and instructions of the Seller Representative within the scope hereof shall be conclusive and binding upon all of the Sellers, and no party hereto shall have any cause of action against the Seller Representative, in his capacity as Seller Representative, for any action taken, decision made or instruction given by the Seller Representative under this Agreement, except for fraud or willful misconduct by the Seller Representative; and

(c)

the provisions of this Section 13.16 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Seller may have in connection with the transactions contemplated by this Agreement.

10014909_1

Asset Purchase Agreement

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as an agreement under seal as of the date first above written.

THE BUYER:

STARRETT ACQUISITION CORPORATION

By:___/s/ Douglas A. Starrett______________

Name:  Douglas A. Starrett

Title:  President and CEO

THE COMPANY:

TRU-STONE TECHNOLOGIES, INC.

By:___/s/ Larry Lautt_____________________

Name:  Larry Lautt

Title:  Group CEO

ST. CLOUD:

ST. CLOUD INDUSTRIES, INC.

By:___/s/ Larry Lautt_____________________

Name:  Larry Lautt

Title:  President and CEO

THE SHAREHOLDERS:

___/s/ Robert J. Keith, Jr._______________
ROBERT J. KEITH, JR.

___/s/ Robert J. Keith, III_______________
ROBERT J. KEITH, III

___/s/ Laura Keith Bredeson____________
LAURA KEITH BREDESON

___/s/ Michele Keith__________________
MICHELE KEITH

___/s/ Andrew M. Hunter, III______________
ANDREW M. HUNTER, III

ASHLEY L. HUNTER 1993 TRUST

By:___/s/ Robert W. Horstman_____________

Name:  Robert W. Horstman

Title:  Trustee

LACEY M. HUNTER 1995 TRUST

By:___/s/_Robert W. Horstman_____________

Name:  Robert W. Horstman

Title:  Trustee

JOCELYN W. HUNTER 1997 TRUST

By:___/s/ Robert W. Horstman_____________

Name:  Robert W. Horstman

Title:  Trustee

___/s/ Marc J. Illies___________________
MARC J. ILLIES

___/s/ Larry Lautt_____________________
LARRY LAUTT

___/s/ Stephen R. Pflaum_______________
STEPHEN R. PFLAUM

___/s/ Walter R. Barry, Jr._______________
WALTER R. BARRY, JR.

___/s/ Walter R. Barry, III______________
WALTER R. BARRY, III

___/s/ Randall D. Barry________________
RANDALL D. BARRY

___/s/ Stewart M. Barry________________
STEWART M. BARRY

Asset Purchase Agreement

Acknowledge and accepted by:

ROBERT W. HORSTMAN, as Sellers’ Representative

By: ___/s/ Robert W. Horstman________